UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orthofix International N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Meeting Date:
June 20, 2007
at 11:00 a.m. (local time)

Meeting Place:
Orthofix International N.V.
7 Abraham de Veerstraat
Curaçao, Netherlands Antilles

Dear Shareholders:

We will hold the Annual General Meeting of Shareholders (the “Annual Meeting”) on Wednesday, June 20, 2007, at 11:00 a.m. (local time) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

This booklet includes the notice of Annual Meeting and the proxy statement.  The proxy statement describes the business that we will conduct at the meeting.

Your vote is important.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

/s/ Alan W. Milinazzo

Alan W. Milinazzo
President and Chief Executive Officer and Director

May 7, 2007

NOTICE AND PROXY STATEMENT
for Shareholders of

ORTHOFIX INTERNATIONAL N.V.
7 Abraham de Veerstraat
Curaçao, Netherlands Antilles

for

ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on Wednesday, June 20, 2007

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix International N.V., a Netherlands Antilles corporation (“Orthofix” or the “Company”), in connection with the upcoming Annual General Meeting of Shareholders (the “Annual Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board) from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual Meeting and at any adjournment thereof.  In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual Meeting

Notice is hereby given that the Annual Meeting will be held on June 20, 2007 at 11:00 a.m., local time, at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

Purpose of the Annual Meeting

1.           Election of Board of Directors.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors:  James F. Gero, Peter J. Hewett, Jerry C. Benjamin, Charles W. Federico, Guy J. Jordan, Thomas J. Kester, Alan W. Milinazzo, Walter P. von Wartburg and Kenneth R. Weisshaar.  The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees for director.

2.           Approval of Further Amendment and Restatement to Amended and Restated 2004 Long-Term Incentive Plan.  Shareholders will be asked to consider, and, if thought fit, approve the further amendment and restatement of the Amended and Restated 2004 Long-Term Incentive Plan.  The Board of Directors recommends that shareholders vote FOR the proposal to further amend and restate the Amended and Restated 2004 Long-Term Incentive Plan.

3.           Approval of Amendment of Section 8.3 of the Articles of Association.  Shareholders will be asked to consider, and, if thought fit, approve a resolution of the Board of Directors to approve an amendment of Section 8.3 of the Articles of Association.  Currently, Section 8.3 provides that the size of the Board of Directors shall be shall be not less than seven nor more than fifteen directors, and that the size of the Board shall be fixed by the shareholders at the annual general meeting.  The proposed amendment would provide that the size of the Board shall be not less than six nor more than fifteen directors, and that the size shall be as determined from time-to-time by resolution of the Board.  The Board of Directors recommends that shareholders vote FOR the proposal to amend Section 8.3 of the Articles of Association.

4.           Approval of Amendment of Article 14 of the Articles of Association.  Shareholders will be asked to consider, and, if thought fit, approve a resolution of the Board of Directors to approve an amendment of Article 14 of the Articles of Association to provide that the maximum permitted time between a shareholder meeting and the record date for such meeting shall be extended from 50 to 60 days.  In addition, these revisions provide that the maximum period during which the corporate Register may be closed in advance of such a meeting shall be extended from 50 to 60 days.  The Board of Directors recommends that shareholders vote FOR the proposal to amend Article 14 of the Articles of Association.

5.           Approval of Financial Statements for the Year Ended December 31, 2006.  Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2006.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2006.

6.           Ratification of the Selection of Ernst & Young LLP.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2007.  The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm.

7.           Miscellaneous.  Shareholders will be asked to transact such other business as may come before the Annual Meeting or any adjournment thereof.

Please read a detailed description of proposals 1 through 6  stated above beginning on page 39 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on May 3, 2007 have been sent this notice and will be entitled to vote at the Annual Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

A copy of the financial statements for the year ended December 31, 2006 have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles and are available for inspection by shareholders until the conclusion of the Annual Meeting.

By Order of the Board of Directors

/s/ Raymond C. Kolls

Raymond C. Kolls
Senior Vice President, General Counsel and Corporate Secretary

May 7, 2007

PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.
2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 11, 2007.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on May 3, 2007 (the “Record Date”) have been sent this notice and will be entitled to vote at the Annual Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.  As of the Record Date, there were 16,540,041 shares of Orthofix common stock outstanding.

Quorum, vote required

The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting.  An absolute majority of the votes cast will be required in order to approve the proposals before the Annual Meeting, except that (i) each of the proposed amendments to the Articles of Association will require an absolute majority of the shares of common stock outstanding for approval and (ii) the directors shall be elected by a plurality of the votes cast.  Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals, except for each of the proposed amendments to the Articles of Association, for which abstentions and “broker non-votes” will have the effect of a vote against such proposals.  A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Annual Meeting.

All shares of Orthofix common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and which are not validly revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies.  If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals.  The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual Meeting.  Attending the Annual Meeting will not in and of itself constitute the revocation of a proxy.  Any written notice of revocation or subsequent proxy should be sent so as to be delivered to:  Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles, at or before the taking of the vote at the Annual Meeting.

Voting is confidential

We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies.  Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Shareholder is assisting us with the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the year ended December 31, 2006 with the U.S. Securities and Exchange Commission (the “SEC”).  Our Form 10-K is included in our Annual Report that we are sending you with this proxy statement.  Our Form 10-K is also available on our website at www.orthofix.com.  If you would like to receive a separate copy of our Form 10-K, we will send you one without charge.  Please write to:

Investor Relations
Orthofix International N.V.
10115 Kincey Ave., Suite 250
Huntersville, NC 28078
Attention: Mr. Dan Yarbrough

You may also contact Mr. Dan Yarbrough at (704) 948-2600 or at danyarbrough@orthofix.com.

The voting results

We will publish the voting results from the Annual Meeting in our Form 10-Q for the second quarter of 2007, which we currently expect to file with the SEC in August 2007.  You will also be able to find the Form 10-Q on our website at www.orthofix.com.

Whom to call if you have any questions

If you have any questions about the Annual Meeting, voting or your ownership of Orthofix common stock, please contact Thomas Hein, Chief Financial Officer, at (704) 948-2600 or at tomhein@orthofix.com or Raymond C. Kolls, Senior Vice President, General Counsel and Corporate Secretary, at (704) 948-2600 or at raykolls@orthofix.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock as of the record date. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the common stock are based on shares of our common stock outstanding as of the record date. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR Corp 82 Devonshire Street Boston, MA 02109	2,458,858 (1)	14.9%

Robert Gaines-Cooper Orthofix International N.V. 7 Abraham de Veerstraat Curacao, Netherlands Antilles	1,613,200 (2)	9.8%

Paradigm Capital Management, Inc Nine Elk Street Albany, NY 12207	1,423,750 (3)	8.6%

Columbia Wanger Asset Management, L.P.(5) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,224,500 (4)	7.4%

(1)
Information obtained from Schedule 13G/A filed with the SEC by FMR Corp. (“FMR”) on February 14, 2007. The Schedule 13G/A discloses that, of these shares, FMR has sole power to vote or direct the vote of 288,800 shares and sole power to dispose or to direct the disposition of 2,458,858 shares.

(2)
Amount consists of (i) 332,700 shares owned directly, (ii) 693,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest, (iii) 400,000 shares owned by Venner Capital S.A. (formerly LMA International S.A.) and (iv) 187,500 currently exercisable stock options.  Information obtained by the Company from Mr. Gaines-Cooper.

(3)
Information obtained from Schedule 13G/A filed with the SEC by Paradigm Capital Management, Inc. (“Paradigm”) on February 14, 2007. The Schedule 13G/A discloses that, of these shares, Paradigm has sole power to vote or direct the vote of 1,423,750 shares and sole power to dispose or to direct the disposition of 1,423,750 shares.

(4)
Information obtained from Schedule 13G filed with the SEC by Columbia Wanger Asset Management, L.P. on January 12, 2007. The Schedule 13G discloses that, of these shares, Paradigm has sole power to vote or direct the vote of 1,064,500 shares, shared power to vote or direct the vote of 160,000 shares and sole power to dispose or to direct the disposition of 1,224,500 shares.

Common stock owned by Orthofix's directors and executive officers

The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days, as of May 3, 2007, the record date, by each director, each nominee for director, each executive officer listed in the Summary Compensation Table and all directors and executive officers as a group.  The percent of class figure is based on 16,540,041 shares of our common stock outstanding as of May 3, 2007.  All directors and executive officers as a group beneficially owned 761,279 shares of Orthofix common stock as of such date.  Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Bradley R. Mason	203,255 (1)	1.2%

James F. Gero	103,172 (2)	*

Peter J. Hewett	94,300 (3)	*

Jerry C. Benjamin	87,282 (4)	*

Thomas Hein	80,277 (5)	*

Alan W. Milinazzo	66,534 (6)	*

Raymond C. Kolls	35,067 (7)	*

Walter P. von Wartburg	18,000 (8)	*

Michael M. Finegan	16,667 (9)	*

Stefan Widensohler	14,000 (10)	*

Thomas J. Kester	13,000 (11)	*

Kenneth R. Weisshaar	12,500 (12)	*

Guy J. Jordan	12,000 (13)	*

Charles W. Federico	5,225 (14)	*

Galvin Mould	0	*

All directors, nominees for director and executive officers as a group (17 persons)	761,279	4.6%

*	Represents less than one percent.

(1)	Includes 42,501 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 160,754 shares owned indirectly.
(2)	Includes 27,600 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 75,572 shares owned directly.
(3)	Includes 63,300 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 31,000 shares owned directly.
(4)	Includes 18,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 69,282 shares owned directly.

(5)	Includes 77,535 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 2,742 shares owned directly.
(6)	Includes 53,334 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 13,200 shares owned indirectly.
(7)	Includes 33,867 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 1,200 shares owned directly.
(8)	Includes 18,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date.
(9)	Includes 16,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date.
(10)	Includes 12,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 2,000 shares owned directly.
(11)	Includes 12,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 1,000 shares owned directly.
(12)	Includes 12,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date and 500 shares owned directly.
(13)	Includes 12,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the record date.
(14)	Amount consists of 4,325 shares owned directly and 900 shares owned indirectly.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Such persons are required by regulations of the SEC to furnish us with copies of all such filings.  Based on our review of the these reports from the Reporting Persons, we believe that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except that one Form 3 for each of Mr. Burckhardt and Mr. Lyons, and one Form 4 with respect to one transaction each for each of Mr. Milinazzo, Mr. Hein, Mr. Kolls, Mr. Mason, and Mr. Burckhardt were filed late.

INFORMATION ABOUT DIRECTORS

The Board of Directors

The Board of Directors currently has 10 members.  The directors are elected at each Annual General Meeting of Shareholders by a plurality of the votes cast, in person or by proxy by the shareholders.  Directors are elected for one-year terms.  Because we are required by Netherlands Antilles law to hold the Annual General Meeting of Shareholders in the Netherlands Antilles, we do not have a policy regarding director attendance at the Annual General Meeting of Shareholders.  No directors were present at our 2006 Annual General Meeting of Shareholders.  Our Articles of Association currently provide that the Board shall consist of not less than seven and no more than fifteen directors, the exact number to be determined by the Annual General Meeting of Shareholders.

Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.  The Board met nine times during 2006.  All directors attended at least 75% of the Board meetings and meetings of the committees of which they were members.   Of the nine directors standing for election at the Annual Meeting, the Board has determined that Messrs. Benjamin, Kester and Weisshaar, Dr. Jordan and Dr. von Wartburg are independent under the current listing standards of the Nasdaq Global Select Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.  A list of our current directors who will serve beyond the meeting and background information for each of them is presented in the section “Proposal 1:  Election of Directors,” beginning on page 39.

The Committees of the Board

The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Audit Committee

Our Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approving the scope of the annual audit by the independent registered public accounting firm, reviewing audit findings and accounting policies, assessing the adequacy of internal controls and risk management and reviewing and approving Orthofix’s financial disclosures.  The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm.  The Audit Committee’s Report for 2006 is printed below at page 54.

The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix I to this proxy statement.  This charter is also available for review on our website at www.orthofix.com.

The Audit Committee met 10 times during 2006.

Messrs. Benjamin, Kester and Weisshaar currently serve as members of the Audit Committee.  Mr. Benjamin serves as Chairman of the committee.  Under the current rules of the Nasdaq Global Select Market and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, all of the members of the Audit Committee are independent.  Our Board of Directors has determined that Messrs. Benjamin, Kester and Weisshaar are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for all aspects of compensation for our executive officers and other key employees, including compensation policies and establishing and approving all elements of compensation.

The Compensation Committee administers our Amended and Restated 2004 Long-Term Incentive Plan (the “2004 LTIP”), the primary equity incentive plan under which we currently make equity-related awards.  The Compensation Committee also administers prior plans that continue to have outstanding awards, but under which we no longer grant awards, including the Staff Share Option Plan (including the Performance Accelerated Stock Option Program) and the Performance Accelerated Stock Option Inducement Grants.  The Compensation Committee has sole authority with respect to awards under these plans. See “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives” for information on these plans.

The Compensation Committee met seven times during 2006.

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

Messrs. Kester and Widensohler, Dr. Jordan and Dr. von Wartburg currently serve as members of the Compensation Committee, and each satisfies the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and Section 16 of the Securities Exchange Act of 1934, as amended.  All members are non-employee, non-affiliated, outside directors and they are considered independent under the current rules of the Nasdaq Global Select Market and the SEC.  Mr. Kester serves as Chairman of the Compensation Committee.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, determining the composition of the Board and its committees, monitoring a process to assess Board effectiveness and developing its director compensation policy.  The Nominating and Governance Committee is also responsible for periodically reviewing plans regarding succession of senior management.

The Nominating and Governance Committee met three times in 2006.

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

Messrs. Benjamin, Widensohler and Weisshaar and Dr. Jordan currently serve as members of the Nominating and Governance Committee.  Dr. Jordan serves as Chairman of the committee.  All members are independent under the current rules of the Nasdaq Global Select Market and the SEC.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee of the Board consisted of four members, Thomas J. Kester, Guy J. Jordan, Stefan Widensohler and Walter P. von Wartburg all of who satisfy the independent director standards as defined by current Nasdaq rules and are “outside directors” for purpose of Rule 162(m) of the Internal Revenue Code, and are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.  No interlocking relationship, as defined in the Securities Exchange Act of 1934, as amended, exists between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

Code of Ethics

We have adopted a code of ethics to comply with the rules of the SEC and the Nasdaq Global Select Market.  Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer.  A copy of our Code of Ethics is available for review on our website at www.orthofix.com.

Shareholder Communication with the Board of Directors

To facilitate the ability of shareholders to communicate with the Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent:  boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 10115 Kincey Avenue, Suite 250, Huntersville, NC 28078.

Mr. Gero reviews all correspondence addressed to the Board of Directors and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Gero, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.  Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders.  Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders.  The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations, technologies and industry knowledge.  The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs.  If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director.  When the Nominating and Governance Committee reviews a potential new candidate, they look specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

Generally, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability.  In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors.  In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix.  The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall give notice to the Board, at our registered address c/o Mr. Guy J. Jordan, Chairman of the Nominating and Governance Committee, Orthofix International N.V., 10115 Kincey Avenue, Suite 250, Huntersville, NC 28078.  This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.  The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders.  Once we receive the recommendation, we will contact the candidate and request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated.  Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the 2007 Annual General Meeting of Shareholders.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures for Approval of Related Person Transactions

The Company’s policies and procedures for the review, approval or ratification of related party transactions are set forth in our Code of Conduct and Ethics, which provides that the Audit Committee will review and approve all related-party transactions, as required by SEC and Nasdaq rules.  Nasdaq Marketplace Rules require us to conduct an appropriate review on an ongoing basis of all related-party transactions involving amounts greater than $120,000 for potential conflict of interest situations, and require that the Audit Committee or another independent committee of our Board approve all such transactions.

Transactions involving Robert Gaines-Cooper

Mr. Gaines-Cooper is the Chairman of Venner Capital S.A. (formerly LMA International S.A.) and is the settlor of a trust, which owns 100% of Venner Capital S.A.  Venner Capital S.A., which owns the distribution rights in Italy to the Laryngeal Mask (used to maintain the airway open during the administration of anesthesia) produced by The Laryngeal Mask Company Ltd., has awarded the distribution rights for the Laryngeal Mask in Italy to Orthofix S.r.l., a subsidiary of Orthofix.

Our United Kingdom distribution company, Intavent Orthofix Limited distributes Orthofix products, Laryngeal Mask products and other orthopedic products.  Until March 1, 2006 we had a Distribution Agreement with Intavent Limited and a Guarantee Agreement with Venner Capital S.A. for the supply of Laryngeal Mask products in the United Kingdom, Ireland and Channel Islands for an initial period of seven years, which expires in March 2010.  Effective March 1, 2006, Venner Capital, S.A. acquired all the intellectual property and assets relating to the Laryngeal Mask from Intavent Limited.  Therefore, as of March 1, 2006 our distribution agreement is with Venner Capital S.A.  In 2006, we paid Venner Capital S.A. $6.2 million for purchases of products to be distributed by Intavent Orthofix Limited under this distribution agreement.

Arrow Medical Limited (Arrow) supplies impads for use with the A-V Impulse System to Novamedix Distribution Limited and Novamedix Services Limited (collectively “Novamedix”), wholly-owned subsidiaries of the Company.  Venner Capital S.A. owns a 30% interest in Arrow.  In 2006, Novamedix purchased $4.4 million from Arrow for the supply of impads.

Inter Medical Supplies, a wholly-owned subsidiary of Orthofix, which manufactures Orthofix products, leased facilities in the Seychelles from Venner Capital S.A. under a three year lease which started in 2005.  This lease was terminated by the parties in 2006, and Inter Medical Supplies paid $75,000 to Venner Capital S.A. in 2006 pursuant to the lease and the termination thereof.

Loans to Charles W. Federico and Gary Henley

On January 10, 2002 we entered into full-recourse loans with Charles W. Federico and Gary Henley (former Senior Vice President and President of the Americas Division of Orthofix). Each loan had a principal amount of $145,200 and was entered into to assist Messrs. Federico and Henley in purchasing shares of OrthoRx Inc. common stock, a company in which we currently hold a minority interest.  Each loan had an annual interest rate of 3.97%, compounded annually and matured on the earlier of (1) January 10, 2007 and (2) the date Messrs. Federico or Henley, as applicable, ceased to be our employee, officer or director.  No principal or interest payments were due prior to the maturity date, and after such date, the loans bore an interest rate of 18% if not paid in full at such time.  The loans were secured by stock pledge agreements covering all shares of OrthoRx Inc. common stock owned by Messrs. Federico and Henley.  On April 4, 2006, Mr. Henley ceased being an officer or employee of Orthofix.  Prior to such time, he also served as a director of OrthoRx at the request of Orthofix.  Mr. Federico continues to serve as a director of Orthofix.

In October 2006 and January 2007, respectively, we entered into separate settlement agreements with each of Messrs. Henley and Federico with respect to disputes between Orthofix and each of them regarding their shares of OrthoRx Inc. and the outstanding obligations under the loans and related stock pledge agreements.  Under these settlement agreements and in full satisfaction of any and all amounts and obligations under the loans and stock pledge agreements, as well as in settlement of any disputes among the parties, Messrs. Henley and Federico (1) tendered all shares of OrthoRx Inc. held by them to Orthofix, (2) paid $40,000 each to Orthofix and (3) entered into various releases with Orthofix.

OrthoPro, Inc.

Gregory Federico, the son of Charles W. Federico, a director and former Orthofix Group President and Chief Executive Officer, is the owner of OrthoPro, Inc. (“OrthoPro”), which acts as an independent third-party distributor for Breg.  In 2006, Breg paid commissions to OrthoPro of $969,467.  The OrthoPro distributor relationship with Breg predates Orthofix’s acquisition of Breg in December of 2003 and commissions paid to OrthoPro are at a rate that the Company considers to be generally accepted in the industry.

Pro Ad, Inc.

Peggy Henley, the wife of Orthofix’s former Americas President Gary Henley, is the owner of Pro Ad, Inc. (“Pro Ad”), which supplies marketing and promotional materials to Orthofix Inc. and Breg.  In 2006, Orthofix Inc. and Breg, combined, paid to Pro Ad, approximately $121,536 for these items.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee

Thomas J. Kester, Chairman
Guy J. Jordan
Walter P. von Wartburg
Stefan Widensohler

Compensation Discussion and Analysis

Overview

Our Compensation Committee, or the Committee, is responsible for all aspects of compensation for our executive officers and other key employees, including compensation policies and establishing and approving all elements of compensation.  The Committee relies on certain senior executive officers to make recommendations on certain aspects of compensation as discussed below.  The Committee considers and approves the compensation for the Chief Executive Officer.  It is also responsible for making recommendations to the Board regarding the compensation of directors.  The Committee acts under a written charter adopted by the Board.  The Committee reviews its charter annually and recommends any changes to the Board.  In 2006, the charter was updated to clarify the scope of the Committee’s responsibility for determining the compensation of our executive officers and directors and to make certain additional changes the Board deemed to be advisable and in the best interests of the Company.  This charter is available on our website at www.orthofix.com.  In 2006, the Committee was composed of Messrs. Kester and Widensohler, Dr. Jordan and Dr. von Wartburg, each of whom was an independent, non-employee, non-affiliated, outside director during that time.  Mr. Kester serves as Chairman of the Committee.  The Committee furnished its report provided above.

Throughout this proxy statement, the individuals serving as our principal executive officer (Chief Executive Officer) and our principal financial officer (Chief Financial Officer) during the last completed fiscal year, our three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and up to two additional individuals who would have been one of our three most highly compensated executive officers but for the fact that such executive officer was not serving as an executive officer on December 31, 2006 are referred collectively as the “named executive officers.”

Role of Executive Officers

At the Committee’s request, from time to time certain of our senior management presents compensation-related initiatives to the Committee.  For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that the Chief Financial Officer aid it in fulfilling its duties by facilitating the gathering of information relating to potential bonus guidelines and goals under our annual incentive program as well as possible stock option grants.  The Chief Financial Officer’s recommendations are done in accordance with the compensation guidelines recommended by the Committee’s outside compensation consultant, Towers Perrin.  This information is presented to the Chief Executive Officer, who considers the information (other than with respect to his compensation) and makes separate recommendations to the Committee with respect to salary and any increases in salary for the named executive officers.  The Chief Executive Officer is also actively involved in compensation discussions with respect to other executive officers.  The Committee then reviews the recommendations.  Alan Milinazzo and Thomas Hein attend meetings of the Committee in their role as Chief Executive Officer and Chief Financial Officer, respectively.  Raymond C. Kolls also attends meetings of the Committee in his role as Corporate Secretary and, when requested by the Committee, as General Counsel.  To the extent required or advisable, these executive officers are excluded from any Committee discussions or votes regarding their compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation.  The Committee also has the authority to terminate those engagements.  In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee engages Towers Perrin as its outside compensation consultant.  In order to perform their tasks as requested by the Committee, certain of our senior management has shared access to much of the information compiled and provided to the Committee by the consultant.

Towers Perrin worked with the Committee over the past several years to develop our executive and director compensation philosophy, and Towers Perrin periodically conducts reviews of our executive officer and director compensation programs and long-term incentive practices at the request of the Committee. At the Committee’s request, in 2006 Towers Perrin conducted an assessment of our top five executive compensation levels as compared to the competitive market to determine whether they remain consistent with our compensation philosophy discussed below.  In connection with this assessment, Towers Perrin made comparisons to our peer group and considered the rights of executive officers under publicly-available disclosure regarding written employment agreements of those companies.  Towers Perrin also compared our long-term incentive grant guidelines for all equity-eligible employees and directors to the competitive market so we could ensure they are aligned.  As part of this process and at the request of the Committee, Towers Perrin conducted a competitive market analysis to determine competitive compensation levels for our directors.

Executive Compensation Philosophy

The Committee guides itself in large part by our executive compensation philosophy.  This philosophy reflects a “pay-for-performance” outlook in consideration of our growth (whether internal or as a result of acquisitions) and our objectives of attracting, retaining and motivating executive officers and other key employees while increasing shareholder value.  We must attract the right mix of executive officers for us to grow successfully.  At the same time, we must retain employees in order to motivate them to help us achieve our goals.  Finally, we must consider all these elements in the context of our ultimate objective of enhancing the value of the Company for our shareholders.

Under this philosophy, the Committee’s goal is to fairly compensate executive officers with an emphasis on providing incentives that promote both our short- and long-term objectives.  As described in more detail below, achievement of short-term objectives is rewarded through base salary and cash bonuses, while grants of stock options encourage executive officers to focus on our long-term goals.  The Committee may choose to materially increase or decrease compensation based on the achievement of the above objectives and performance.  While we have grown in the last few years, these core components remain the basis for our executive compensation philosophy.

Benchmarking

In 2006, the Committee engaged Towers Perrin to conduct compensation benchmarking surveys that provided summarized data on levels of base salary, annual incentive guidelines, and equity-based and other long-term incentives.  These surveys also provided benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package for executive officers of similarly situated companies.  Other publicly available information and input from Towers Perrin on other factors, such as recent market trends, supplemented these surveys.  In conducting this benchmarking, Towers Perrin looked to a selection of peer companies.  This peer group was reviewed by senior management and the Committee to ensure it represented the appropriate mix of annual gross revenues, shareholder return and market capitalization.  This peer group was updated from the prior year based on our current size and anticipated growth.  Our peer group consists of the following 15 medical device manufacturers and distributors, some of which we compete against:

•	Arrow International, Inc.	•	Integra LifeSciences Holding Corporation

•	CONMED Corporation	•	Kyphon, Inc.

•	Cooper Companies, Inc.	•	Resmed, Inc.

•	Datascope Corporation	•	Respironics, Inc.

•	DJO Incorporated	•	VIASYS Healthcare, Inc.

•	Edwards Lifesciences Corporation	•	Vital Signs, Inc.

•	Encore Medical Corporation	•	Wright Medical Group, Inc.

•	Haemonetics Corporation

Elements of In-Service Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•	annual salary;

•	performance-based incentives in the form of annual cash bonuses; and

•	long-term equity-based incentives in the form of stock options granted under our current 2004 LTIP.

As discussed below, the setting of performance goals for the attainment of cash bonuses and the determination of grants and the number of annual stock options are typically done at different times throughout the year.  The Committee believes that the separation of the timing of these grants provides for increased incentives for the recipients.  These incentives are based on financial objectives that are important to the Company, including income attainment and sales attainment.  To a lesser extent, individual performance is also taken into account.  The consideration of individual performance enables the Committee to differentiate among executive officers and emphasize the link between personal performance and compensation.  We do not currently provide restricted stock, stock appreciation rights or other incentive compensation.  We provide our executive officers with certain limited perquisites discussed below.

The Committee determines annually what portion of an executive officer’s compensation should be in the form of salary, potential annual performance-based cash bonuses and stock option-based compensation.  The Committee believes an appropriate mix of these elements commensurate with our compensation philosophy will ensure that our compensation objectives are achieved.  The Committee chooses to pay each element based on its preferred mix of compensation (whether long-term or short-term and whether in cash or stock options). See “Payment Structure” below for more information on the Committee’s guidelines for each element of executive compensation. As part of its decision making process, the Committee reviews tally sheets setting forth all components of the compensation and benefits received by our named executive officers.  These tally sheets include a specific review of dollar amounts for salary, bonus, perquisites and long-term incentive compensation in the form of stock options.  As discussed below, we recently adopted the Orthofix Deferred Compensation Plan whereby certain non-employee directors and employees will be eligible to defer a portion of their earnings each year beginning in 2007.

Payment Structure

Our “pay-for-performance” outlook is centered on the following payment structure.  This structure takes into account the results of the benchmarking surveys and assumes that we meet or exceed our performance goals.  This payment structure reflects an emphasis on cash with an appropriate level of long-term equity compensation.  Based on information provided by Towers Perrin in its 2006 analysis, the Compensation Committee concluded that our top five executive compensation levels were generally competitive with the percentiles set forth below, but the expected value of annual equity grants were less competitive as compared to our peer group.  In addition, Towers Perrin conducted a competitive market analysis to determine competitive compensation levels for our directors.  As a result of this analysis, it was determined that our equity-based compensation to our directors was below our peer group based on our preferred percentile goals.  Based on this finding, the Board  recommended the proposed changes to director stock option grant practices discussed in Proposal 2 regarding a further amendment and restatement of the 2004 LTIP.

Pay Element	Market Position	Rationale

Annual Salary	50th Percentile	“Competitive” annual salary.

Total Cash Goal (1)	Up to 75th Percentile	Opportunity for greater than “competitive” cash compensation if performance exceeds expectations.

Long-Term Incentive Grants	50th Percentile	Reward performance, retain key employees and provide alignment with shareholder interests while thoughtfully managing share utilization/dilution.

Total Direct Compensation Goal (2)	60th Percentile +
Align long-term incentive plus total cash with shareholder interest and reward long-term performance.  The combination of 75th percentile total cash goal and 50th percentile long-term incentive grants results in approximately 60th percentile total direct compensation.

  _______________
(1)	Total cash compensation equals annual salary plus annual cash incentives.
(2)	Total direct compensation equals total cash plus annualized expected value of long-term incentives.

The above percentages are guidelines.  The Committee departs from them for retention, reward and other purposes based on particular facts and circumstances that apply to an individual, entity or a division at the time.  In doing so, the Committee may look to similar situations for executive officers in the past.

Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers.  In making these decisions, the Committee considers each executive officer’s performance, the market compensation levels for comparable positions within and outside our peer group, performance goals and objectives and other relevant information, including recommendations of the Chief Executive Officer.

Performance-Based Incentives

Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of annual performance-based cash bonuses.  Short-term incentives like our annual incentive program tie executive compensation to our immediate financial performance as well as, to a certain extent, individual performance.  Each executive officer generally participates in our annual incentive program as it is our primary means of providing for an annual cash bonus. The annual incentive program is based on goals determined by the Committee.

 Under our program we establish separate performance goals for each of Orthofix International N.V., Orthofix Inc., Breg, Inc., Blackstone Medical, Inc. and our international division based on a matrix of performance goals as set forth below.  As a result, executive officers of any of our divisions may be treated differently according to the applicable objectives specific to them.  The Chief Financial Officer oversees the process of determining proposed goals for Orthofix International N.V., Orthofix Inc. and Breg, Inc.  The proposed goals for Blackstone Medical, Inc. and our international division are supervised by the President of Blackstone Medical, Inc. and the international division head, respectively.  The proposed goals and related matrix are then provided to the Committee for review and approval.  Typically, the goals are set in February for the current year and payments are made in March for the previous year.  Messrs. Kester and Widensohler, Dr. Jordan and Dr. von Wartburg participated in the determination of the cash bonus amounts to be paid to the named executive officers for their performance and services during 2006. We set the performance goals with the intent that it will be challenging for a participant to receive 100% of his potential bonus amount.  Executive officers are notified in writing of the goals and bonus eligibility for any given year.  The terms of the notice generally require that the executive officer be an employee on the date of payment in order to be paid any compensation under the annual incentive program.

Although each entity and business unit generally has different performance goal amounts applicable to it, the annual incentive program consists of the following performance goal components and are weighted as follows:

•	50% – based on the attainment of a specified dollar amount of net income or operating income;

•	40% – based on attainment of specified dollar amount of sales; and

•	10% – based on individual performance goals.

We developed these weightings with the intent of linking most of the bonus to quantifiable entity or business unit performance measures, but also to permit discretion to recognize individual performance.  For 2007, the percent of attainment of the goals relating to corporate performance (net income or operating income and sales) have a floor and a ceiling ranging from 25% to 150%.  In 2006, the range was 0-150%, the percentage attainment of which is determined by the Committee at the February meeting.  As indicated below, varying bonuses are paid for the attainment of specified goals within that range.  The Committee has the discretion to review an entity’s or business unit’s actual results and consider certain mitigating factors, such as one-time costs or events such as acquisitions or other unique corporate events not contemplated at the time the goals were established.  These may be excluded from the financial information used in connection with the determination of bonuses or the financial information may be otherwise adjusted in light of these mitigating factors.  With respect to the individual performance component of the formula, each respective entity or business unit determines the appropriate percentage ranging from 0% to 100% and makes a recommendation to the Committee.

To calculate the bonus amount, each percentage is multiplied by its component’s percentage weight.  The products are added together to produce a resulting weighted percentage.  For each participant, this percentage is used to determine what amount of the pre-established bonus goal amount will be paid.  The weighted percentage is then multiplied by the maximum amount of bonus for which that participant is eligible.  For named executive officers the maximum bonus is a percentage of that person’s salary.  See “Agreements with Named Executive Officers” below for more information on the amount of each named executive officer’s eligible bonus.  The following is an illustration of how this calculation may work using sample attainment percentages and maximum eligible bonus numbers:

Performance Goal	Weighting	Attainment	Product
Net/Operating Income	50%	50%	25%
Sales	40%	75%	30%
Individual Objectives	10%	100%	10%
		Weighted Percentage:	65%

Maximum Eligible Bonus:  40% of base salary of $200,000 = $80,000

Bonus Calculation: 65% multiplied by $80,000 = $52,000 bonus

In 2006, and after reviewing the results and taking into account any mitigating factors as described above, Messrs.  Milinazzo, Hein, Finegan and Kolls attained 83% of the Orthofix International N.V. performance goals and Mr. Mason attained 24% of the Breg, Inc. performance goals.  Mr. Finegan was credited as having attained 100% of his goals as part of the terms of his employment when joining the Company.  Under the terms of his employment agreement and as calculated in accordance with our annual incentive program, Mr. Federico was paid $49,874 as a pro rata bonus for his services to the Company through April 1, 2006.  Mr. Mould was not a participant in the annual incentive program in fiscal year 2006.  Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the Summary Compensation Table on page 21.

Outside of the annual incentive program, the Committee has and does exercise its discretion to grant bonuses for performance or for other circumstances in any year. See “Summary Compensation Table” for discretionary bonuses for 2006.

Long-Term Equity-Based Incentives

           Our primary equity compensation plan for named executive officers is the 2004 LTIP.  Some named executive officers continue to hold outstanding awards under one or more of our prior equity-compensation plans, namely our Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants.  We no longer grant awards under these plans.  All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our Employee Stock Purchase Plan.  Each plan is described below.  The Committee administers each of these plans (other than the Employee Stock Purchase Plan) and only the Committee makes grants under the 2004 LTIP.

The Committee’s date of approval of a stock option grant is typically the second in-person Board meeting of the fiscal year, which is usually held in May or June.  The grant date of a stock option is on or after the approval date and typically a fixed future date for any options approved at this second Board meeting.  Actual grant dates are determined, among others, in accordance with past practice for annual grants as well as our communications policy.  Under this policy, employees are alerted to their option grants.  We also take into account that approvals may be required in advance of expected acquisitions, new hires or other transactions.  For example, in connection with expected new hires, the grant approval may be included in an offer letter even though the actual date of grant is typically not until the employee’s first day of employment.  Our policy is that the closing price of the stock on the date of grant will be used to price stock options.  This policy will be formalized under the terms of the further amended and restated 2004 LTIP as set forth in Proposal 2.

The Committee generally grants stock options as noted above and does not specifically take into consideration the release of material non-public information when determining whether and in what amount to make stock option grants.  In addition, the Committee does not have a specific policy of setting grant dates in coordination with the release of material non-public information and we do not have a policy of timing our release of material non-public information for the express purpose of affecting the value of executive compensation.

Current Equity Compensation Plans

2004 Long-Term Incentive Plan

The 2004 LTIP is a long term incentive plan that was adopted by the Board on April 15, 2004.  The plan was approved by shareholders on June 29, 2004 and amended and restated on November 5, 2004.  Under the 2004 LTIP, 2,000,000 shares were reserved for issuance.  Awards can be in the form of a stock option, restricted share unit, performance share unit, or other award form determined by the Board.  Awards expire no later than 10 years after the date of the grant.  To date, we have only granted non-qualified stock options under the plan.

The goal of our 2004 LTIP is to create an ownership interest in the Company in order to align the interests of executive officers with shareholders, to more closely tie executive compensation to our performance and to create long-term performance and service incentives for executive officers and other key employees.  Stock options are granted to executive officers and other employees:

•	in conjunction with the second in-person Board meeting of the fiscal year generally held in May or June;

•	as new-hire incentives or in connection with promotion to a new position;

•	in connection with our acquisitions; and

•	otherwise in connection with retention, reward or other purposes based on the particular facts and circumstances determined by the Committee.

For example, Mr. Milinazzo received stock options to purchase 100,000 shares of our common stock in April 2006 in connection with his promotion to Chief Executive Officer, but as a result of the timing, size and unique nature of the grant the Committee decided he would not be eligible for our annual stock option grants in June 2006.  All stock options generally vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company.  In 2006 pursuant to our 2004 LTIP, 816,950 stock options were granted to our employees, including 230,000 to our executive officers.  No stock options were granted to our independent directors.  Our independent registered public accounting firm periodically reviews our stock option grants on a selected basis to ensure that the grants are being made in accordance with our applicable policies and procedures.

In 2006, the Committee delegated Mr. Milinazzo the authority to grant up to 80,000 stock options in conjunction with hiring divisional, middle management and technical personnel.  For 2007, the Committee has delegated Mr. Milinazzo the authority to grant up to 85,000 stock options in conjunction with hiring such personnel, with a limit of 15,000 stock options for any one new hire.  These grants may not be made to officers obligated to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended.

On April 11, 2006 the Committee adopted a new form of Nonqualified Stock Option Agreement for grants of stock options to executive officers and other employees pursuant to the 2004 LTIP.  The new form of stock option agreement is substantially similar to our previous form.  The agreement grants nonqualified stock options that will vest and become exercisable in one-third increments on each of the first, second and third anniversaries of the grant date.  The options expire and are no longer exercisable 10 years from the grant date and are subject to early termination as a result of a termination of employment or a change of control of the Company.  The agreement has been modified in certain respects to take into consideration the deferred compensation rules of Section 409A of the Internal Revenue Code (including the proposed Treasury regulations under Section 409A that allow limited extensions of option exercise periods following termination of employment).  The agreement also takes into consideration that the grantee may have a separate employment or change of control agreement with the Company or one of its subsidiaries.  Provisions in this new form provide, among others:

•
If, prior to option vesting, the optionee’s employment terminates other than (1) for cause, or (2) upon death or permanent disability, the options that would have been vested as of December 31 of the year in which termination occurs shall automatically vest and remain exercisable by the optionee for 180 days after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•
If the optionee’s employment terminates by reason of death or permanent disability, all options shall automatically vest and remain exercisable by the optionee (or the optionee’s estate, personal representative or beneficiary, as applicable) for 12 months after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

•
If the optionee’s employment is terminated for cause, the optionee may exercise the options (to the extent vested at the date of termination) at any time within three months after the date of such termination in accordance with their terms.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•
Upon the occurrence of a change of control of the Company, all options shall automatically vest and remain exercisable in accordance with the termination of employment provisions applicable thereto.  The options will expire and no longer be exercisable to the extent not exercised within 10 years from the Grant Date.

In addition to the scenarios described above, if the optionee has an employment agreement with the Company or any subsidiary and the optionee’s employment is terminated pursuant to that employment agreement other than for cause (including if the optionee terminates his employment for good reason), all options shall automatically vest and the optionee has the right to exercise the options until (1) the later of December 31 of the calendar year during which the 180-day period set forth above would otherwise expire due to the optionee’s termination or (2) two and one-half months after the date the 180-day period would otherwise expire due to termination.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

As described in Proposal 2, we are submitting to our shareholders for approval a further amendment and restatement of the 2004 LTIP.  The purpose of this proposed further amendment and restatement is to, among others, increase the number of shares subject to awards under the plan, allow for additional equity grants to non-employee directors and specifically allow for awards of restricted stock.  For more information on the proposed amendment and restatement and on the 2004 LTIP generally, see Proposal 2.  If the further amended and restated 2004 LTIP is approved, we expect to further amend our form of stock option agreement to conform to the updated 2004 LTIP provisions.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan provides for the issuance of shares of our common stock to eligible employees of the Company and its subsidiaries that elect to participate in the plan and acquire shares of our common stock through payroll deductions.  During each purchase period, eligible employees may designate between 1% and 25% of their cash compensation to be deducted from their cash compensation for the purchase of common stock under the plan.  The purchase price of the shares under the plan is equal to 85% to the fair market value on the first day of the plan year (July 1st to June 30th).  However, the purchase price for our executive officers is equal to 100% of the fair market value on the first day of the plan year.

Previous Equity Compensation Plans

Staff Share Option Plan

The Staff Share Option Plan is a fixed share option plan which was adopted in April 1992.  There are no options remaining to be granted under the Staff Share Option Plan and only 346,675 stock options remain outstanding.  Under the Staff Share Option Plan, we granted options to our employees at the estimated fair market value of such options on the date of grant.  Options generally vest based on years of service with all options to be fully vested within five years from date of grant.  Options granted under the Staff Share Option Plan expire 10 years after date of grant.

Performance Accelerated Stock Option Agreement

In December 1999, the Board adopted a resolution approving, and on June 29, 2000, our shareholders approved, the grant to certain executive officers of Performance Accelerated Stock Options, or PASOs, to purchase up to 1,000,000 shares of our common stock.  As of December 31, 2006, only Robert Gaines-Cooper, our former Chairman of the Board, held any PASOs (a total of 187,500).  The option to purchase our common stock under the PASOs was granted effective January 1, 1999 at an exercise price equal to $17.875 per share, the price of our common stock on the date shareholders approved the reservation of shares for issuance under the PASO plan.  The PASOs include both service-based and performance-based vesting provisions.  This option will expire on December 31, 2007, if not earlier exercised by Mr. Gaines-Cooper.

Performance Accelerated Stock Option Inducement Agreements

On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc., including Mr. Mason.  The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date we announced the agreement to acquire Breg, Inc.  The inducement grants include both service-based and performance-based vesting provisions.  Under the service-based provisions, subject to the continued employment of the executive officer, the inducement grants become 100% non-forfeitable and exercisable on the fourth anniversary of the grant date.  Vesting of a portion of the options under the inducement agreement will be accelerated if certain stock price targets are achieved.  The performance-based vesting provisions generally provide for the vesting of one-fifth of the inducement grants for each $5.00 increase in the price of our common stock above $40.00 per share.  The total number of shares eligible for the accelerated vesting on an annual basis is limited to 25% of the number of shares subject to the inducement grants with a cumulative carryover for the unvested portion of shares eligible for accelerated vesting for each of the prior years.  Prior to the expiration of the term of the options, only one-half of the vested options can be exercised in any one year.  However, all of the vested options may be exercised after the ninth anniversary of the grant date.

Other Compensation

Deferred Compensation Plan

On December 5, 2006, the Board approved the adoption of the Orthofix Deferred Compensation Plan by Orthofix Holdings, Inc.  This plan will be effective on January 1, 2007 and its terms essentially mirror our 401(k) plan.  Pursuant to the plan, all non-employee directors of the Company, Orthofix Holdings, Inc. and any of their subsidiaries (which we refer to as the Parent Group) that have been approved for participation and a select group of management or highly compensated employees of the Parent Group are eligible to participate.  A number of our executive officers, as well as one non-employee director, have elected to participate under the plan for 2007.  Under the plan, participants may elect to defer salary, bonus or director’s fees on a pre-tax basis. The minimum deferral amount is $2,000 per plan year and the maximum deferral amounts are 80% of the participant’s salary and 100% of bonuses and director’s fees.  The plan year is the calendar year.  The plan is intended to be an unfunded plan under the provisions of ERISA and although the amounts deferred are considered fully vested, none of the Parent Group members are required to set aside funds for the payment of benefits under the plan, such benefits being paid out of the general assets of the Parent Group member that employs the particular participant receiving the benefit or for which the particular participant serves as a director.  Orthofix Holdings, Inc. has established a rabbi trust to provide funds for the payment of benefits under the plan, and it is currently making discretionary contributions to the rabbi trust in amounts equal to the compensation deferred by plan participants. While the rabbi trust is an asset of Orthofix Holdings, Inc. and can be revoked by Orthofix Holdings, Inc. at any time, upon a change of control, the rabbi trust will become irrevocable and must be used to pay plan benefits.  Further, if a change of control occurs, Orthofix Holdings, Inc. must make a contribution to the rabbi trust in an amount that is sufficient to pay all plan benefits and the projected fees and expenses of the trustee of the rabbi trust.  It is intended that the terms of the plan will be interpreted and applied to comply with Section 409A of the Internal Revenue Code.

In general, participants may defer compensation under the plan by submitting a Participation Agreement (as defined in the plan) to the plan administrator by December 31 of the calendar year immediately preceding the plan year, and newly eligible participants may participate in a partial year by submitting such an agreement within 30 days of becoming eligible for participation in the plan.  For record keeping purposes, accounts shall be maintained for each participant to reflect the amount of his deferrals and any hypothetical earnings or losses on the deferrals. Participants must designate the portion of their contributions to be allocated among the various independently established funds and indexes chosen by the plan administrator, or Measurement Funds, to measure hypothetical earnings and losses on the deferred amounts.  The balance credited to each participant’s account will be adjusted periodically to reflect the hypothetical earnings and losses.  We are not obligated to invest any amount credited to a participant’s account in such Measurement Funds or in any other investment funds.

A participant may elect to receive an in-service distribution of the balance credited to his plan account in a lump sum or in a series of up to 10 annual installments.  In the event a participant terminates employment with (or, in the case of a director, ceases to perform services for) the Parent Group for any reason other than retirement or death, the participant will receive a distribution of the entire amount credited to his account in a single lump sum.  In the case of a termination (or, in the case of a director, separation) due to retirement or in the case of a change of control, the participant can elect to receive either a single lump sum or a series of annual installments over a one, three, five or 10 year period. In the case of a termination (or, in the case of a director, separation) due to death or if a participant experiences a disability, the balance credited to the participant’s account will be paid out in a single lump sum, unless installment payments have already begun at the time a participant dies.  In such a case, such installments shall be continued as originally elected unless the participant’s beneficiary is a trust or estate, in which case the remaining balance will be paid in a lump sum.  Participants may also petition the plan administrator to suspend any deferral contributions being made by the participant and receive a payout from the plan in the event of an unforeseeable emergency (as defined in the plan).  No participant or beneficiary may alienate, transfer, pledge or encumber plan benefits prior to payment.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites including a car allowance, reimbursement for tax preparation expenses and an annual physical evaluation.  In addition, our executive officers and directors are entitled to reimbursement of expenses relating to their spouse’s travel in connection with no more than one Board meeting per year.  We do not consider any of these significant or out of the ordinary course for similarly situated companies.

Other Plans

Executive officers participate in our 401(k) plan on the same basis as other similarly situated employees.  Other than the newly-adopted Orthofix Deferred Compensation Plan, we do not otherwise have a long-term retirement plan or other deferred compensation plan.

Employment and Other Agreements with the Company

In early 2006 the Committee conducted a review of all of our employment and change of control agreements in part because of (1) the promotion of Mr. Milinazzo to President and Chief Executive Officer, (2) a substantial number of other executive officers we were in the process of hiring and (3) the employment agreements of current executive officers were close to expiring in accordance with their terms.  As part of this comprehensive review, Towers Perrin compared our executive employment agreements with the principal economic terms found in publicly-available disclosure regarding written employment agreements for our peer group.  Also in 2006, we adopted employment contract guidelines.

Generally, our employment guidelines provide that executive officers who report directly to the Chief Executive Officer receive full employment agreements that provide for a term of employment, renewal terms, base salary and bonus provisions, eligibility for equity incentive compensation, benefits and restrictive provisions (non-competition, non-solicitation, confidentiality and invention assignment), as well as a variety of payments depending on the circumstances surrounding the executive officer’s separation from the Company.  The guidelines generally require a one-year waiting period of employment prior to our entering into these employment agreements.  However, these guidelines may be waived if an employment agreement is determined to be required, such as to attract certain candidates.  In lieu of an employment agreement, during the first year of employment for senior executives (and generally for select divisional and middle management), these persons receive change of control agreements providing for payments of base salary and incentives in the event of certain terminations following a change of control.  The Committee may delegate the power to determine whether to enter into these change of control agreements to the Chief Executive Officer.  All directors and officers receiving full employment agreements and selected other executive officers or employees that are exposed to legal risk in the performance of their employment receive indemnity agreements from the Company.  The employment contract guidelines do not address every situation, and the Committee deviates and makes employment contract decisions based on particular facts and circumstances.  Any exceptions to these guidelines must be approved by the Committee.  See “Agreements with Named Executive Officers” for more information on the terms of particular employment agreements.

Elements of Post-Termination Executive Compensation

In accordance with our employment contract guidelines, certain of our senior executive officers have employment agreements with our subsidiary, Orthofix Inc.  Some exceptions to this are Mr. Mason, who has an employment agreement with Orthofix International N.V., and Matthew V. Lyons, Michael W. Lyons and William G. Lyons, III, who have employment agreements outside these guidelines.  These agreements outline the compensation payable to each executive officer, which is consistent with the pay structure described above.  They are also intended as a retention tool for senior executive officers and to remove some of the uncertainty surrounding potential change of control transactions.  To that end, the agreements provide for certain payments upon termination (e.g., without cause, for good reason, etc.), which payments increase in certain instances following a change of control.  For instance, following a change of control, the amount payable for termination without cause or for good reason generally increases by 50% (and 100% for the Chief Executive Officer).  With respect to a change of control, most agreements provide for a “double-trigger” so that a change of control itself does not trigger any payments.  However, under separate option agreements, all stock options immediately vest upon a change of control without reliance on any other triggering event.  The employment agreements and the 2004 LTIP each provide specified definitions of what constitutes a “change of control.”  See “Agreements with Named Executive Officers” and the discussion of the 2004 LTIP in the narrative following “Executive Compensation – Grants of Plan-Based Awards.”

Stock Ownership Guidelines

Under the Company’s Corporate Governance Guidelines, each director is encouraged to have a personal investment in Orthofix through such director’s ownership of shares of Orthofix common stock.

Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code limits the deductibility of compensation payments to our named executive officers in excess of $1 million per year per person, unless certain requirements are met.  To the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code. Compensation paid to the named executive officers has historically not exceeded deductibility limits under Section 162(m) of the Internal Revenue Code.  If compliance with Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our shareholders, the Committee will abide by our compensation philosophy.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers with respect to 2006.  The named executive officers include our current and former Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers who were serving as executive officers on December 31, 2006 and an additional individual who would have been one of our three most highly compensated executive officers but for the fact that such executive officer was not serving as an executive officer on December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(c)	(d)	(f)	(g)	(i)	(j)
Alan W. Milinazzo – President and Chief Executive Officer (Principal Executive Officer)(5)	2006	407,500	40,000	905,003	178,450	34,509(6)	1,565,462
Charles W. Federico – Former President and Chief Executive Officer (Principal Executive Officer)(7)	2006	156,402	–	656,000(8)	49,874(9)	569,345(10)	1,431,621
Thomas Hein – Chief Financial Officer (Principal Financial Officer)	2006	270,375	25,000	294,158	90,197	30,229(11)	709,959
Michael M. Finegan – Vice President of Corporate Development	2006	139,462	100,000	196,510	85,750	–	521,722
Raymond C. Kolls – Senior Vice President, General Counsel and Corporate Secretary	2006	220,626	25,000	249,735	66,836	28,539(12)	590,736
Bradley R. Mason – Vice President of the Company and President, Breg, Inc.	2006	257,500	–	618,473	24,720	11,820(13)	912,513
Galvin Mould – Former Vice President and President, International Division (14)	2006	44,153	–	59,695	–	455,311(15)	559,159
_______________

(1)
Amounts shown reflect cash bonuses determined by the Committee based on each named executive officer’s contribution to the closing of the acquisition of Blackstone Medical, Inc.  In addition to a $25,000 bonus relating to this acquisition, Mr. Finegan’s amount reflects a $75,000 signing bonus paid upon his commencement of employment with us.

(2)
Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2006 compensation cost recognized for stock option awards for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.  The assumptions used in the calculation of values of stock option awards are set forth under the section entitled “Share-based Compensation” in “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 10-K for 2006, filed with the SEC on March 16, 2007 (as amended).  Mr. Mould is the only named executive officer that forfeited stock options during 2006.

(3)	Amounts shown reflect cash bonuses paid in 2007 for performance in 2006 pursuant to our annual incentive program.

(4)	Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the named executive officer.

(5)
Effective April 1, 2006, Mr. Milinazzo was promoted from Chief Operating Officer and succeeded Mr. Federico as President and Chief Executive Officer of the Company.  In conjunction with his promotion, Mr. Milinazzo’s salary was increased to $430,000 per year (pro-rated for the partial year).  Additionally, Mr. Milinazzo was elected as a director of the Company on December 5, 2006.  As an employee director, Mr. Milinazzo does not receive additional fees for his services as director.  Since Mr. Milinazzo is listed in this Summary Compensation Table, he is not listed in the Director Compensation Table below.

(6)
This amount includes $10,800 for car allowance, $2,162 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, $8,800 for 401k matching and $12,747 for spousal travel expenses in connection with the December 2006 meeting of the Board.

(7)
On April 1, 2006, Mr. Federico resigned from his position as President and Chief Executive Officer of the Company as part of the Company’s transition plan to promote Mr. Milinazzo to those positions.  As part of such transition, Mr. Federico voluntarily terminated his employment with the Company for “good reason” under his employment agreement with the Company.  Mr. Federico remains a director of the Company.  See “Agreements with Named Executive Officers – Executive Employment Agreement for Charles W. Federico.”  Since Mr. Federico is listed in this Summary Compensation Table, he is not listed in the Director Compensation Table below.

(8)
This amount consists of a compensation expense recorded in 2006 as a result of the acceleration of stock options in connection with the termination of his employment with the Company.  See “Agreements with Named Executive Officers – Executive Employment Agreement for Charles W. Federico.”

(9)
Under the terms of his employment agreement and as calculated in accordance with our annual incentive program, Mr. Federico was paid $49,874 as a pro rata bonus for his services to the Company through April 1, 2006.  See “Agreements with Named Executive Officers – Executive Employment Agreement for Charles W. Federico.”

(10)
This amount includes $518,275 received as a salary-related severance payment under his employment agreement resulting from his termination of employment, $41,250 for partial year service as a non-employee director, $3,394 for car allowance, $3,786 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, $2,640 for an annual physical.

(11)
This amount includes $10,800 for car allowance, $1,067 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, $600 for tax preparation fees, $8,800 for 401k matching and $8,962 for spousal travel expenses in connection with the December 2006 meeting of the Board.

(12)
This amount includes $10,800 for car allowance, $253 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance, $8,800 for 401k matching and $8,686 for spousal travel expenses in connection with the December 2006 meeting of the Board.

(13)	This amount includes $10,800 for car allowance, $750 for 401k matching and $270 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(14)
Mr. Mould’s employment with the Company terminated pursuant to the terms of an agreement effective as of February 23, 2006.  Mr. Mould forfeited 4,034 vested stock options, which expired 180 days after his termination date.

(15)
Includes $433,773 received as a severance payment under his employment agreement with Intavent Orthofix Limited resulting from his termination of employment, $6,782 for car allowance, $12,914 for private healthcare benefits paid by, or on behalf of, the Company and $1,842 for benefits as required by the applicable U.K. pension arrangement for local employees.

As discussed above in “Compensation Discussion and Analysis,” our compensation program for executive officers and other key employees consists of three primary elements: annual salary; performance-based incentives in the form of annual cash bonuses; and long-term equity-based incentives in the form of stock options granted under our current 2004 LTIP.  That section also explains how salary and bonus relate in proportion to overall compensation.  For a discussion of each named executive officer’s employment agreement, including the terms of Mr. Federico’s post-termination compensation, see “Agreements with Named Executive Officers.”  That section includes a description of any applicable potential bonus levels under the annual incentive program for the named executive officers.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during the fiscal year ended December 31, 2006 to the named executive officers.  For any named executive officer not listed on the following table, no information was applicable.

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Award(1)
(a)	(b)		(j)	(k)	(l)
Alan W. Milinazzo	04/11/2006	04/11/2006	100,000	39.94	1,389,141
Thomas Hein	6/30/2006	06/07/2006	30,000	38.11	400,015
Michael M. Finegan	6/29/2006	06/07/2006	50,000	38.11	666,690
Raymond C. Kolls	6/30/2006	6/07/2006	30,000	38.11	400,015
Bradley R. Mason	6/30/2006	6/07/2006	20,000	38.11	266,675
_______________

(1)	Amounts shown reflect the grant date fair value of the stock options awarded calculated in accordance with FAS 123R.

The awards reflected in the table above were all made under the 2004 LTIP.  For information relating to the 2004 LTIP and our other equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives.”  For information relating to each named executive officer’s employment agreement, see “Agreements with Named Executive Officers.”  For information on grants of awards to our directors under the 2004 LTIP, see “Director Compensation.”  All non-equity incentive plan awards have been paid to named executive officers for 2006.  See Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2006.  For any named executive officer not listed on the following table, no information was applicable.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Alan W. Milinazzo	20,000	40,000(2)	46.33	09/01/2015
	–	100,000(3)	39.94	04/11/2016
Total	20,000	140,000	–	–
Thomas Hein	15,000	–	16.625	05/10/2010
	7,500	–	25.00	06/08/2011
	12,500	–	33.00	05/14/2012
	10,000	–	32.18	08/06/2013
	6,667	3,333(4)	34.81	10/04/2014
	2,534	1,266(5)	37.76	12/02/2014
	6,667	13,333(6)	43.04	06/30/2015
	–	30,000(7)	38.11	06/30/2016
Total	60,868	47,932	–	–
Michael M. Finegan	–	50,000(8)	38.11	06/29/2016
Total	–	50,000	–	–
Raymond C. Kolls	–	15,000(9)	38.40	07/01/2014
	4,434	8,866(10)	43.04	06/30/2015
	–	30,000(11)	38.11	06/30/2016
Total	4,434	53,866	–	–
Bradley R. Mason	22,500	127,500(12)	38.00	12/30/2013
	6,667	13,333(13)	43.04	06/30/2015
	–	20,000(14)	38.11	06/30/2016
Total	29,167	160,833	–	–
______________

(1)	All options listed in this column are vested.

(2)	The options vested in a one-third increment on September 1, 2006, and the second and third increments vest on September 1, 2007 and September 1, 2008.

(3)	The options vest in one-third increments on April 11, 2007, April 11, 2008 and April 11, 2009.

(4)	The options vested in one-third increments on October 4, 2005 and October 4, 2006, and the third increment vests on October 4, 2007.

(5)	The options vested in one-third increments on December 2, 2005 and December 2, 2006, and the third increment vests on December 2, 2007.

(6)	The options vested in a one-third increment on June 30, 2006, and the second and third increments vest on June 30, 2007 and June 30, 2008.

(7)	The options vest in one-third increments on June 30, 2007, June 30, 2008 and June 30, 2009.

(8)	The options vest in one-third increments on June 29, 2007, June 29, 2008 and June 29, 2009.

(9)	The options vest on July 1, 2007.

(10)	The options vested in a one-third increment on June 30, 2006, and the second and third increments vest on June 30, 2007 and June 30, 2008.

(11)	The options vest in one-third increments on June 30, 2007, June 30, 2008 and June 30, 2009.

(12)	The options vest on December 30, 2007.

(13)	The options vested in a one-third increment on June 30, 2006, and the second and third increments vest on June 30, 2007 and June 30, 2008.

(14)	The options vest in one-third increments on June 30, 2007, June 30, 2008 and June 30, 2009.

Unless stated otherwise in the footnotes above and except for any awards under the Staff Share Plan, Performance Accelerated Stock Option Inducement Agreements or similar awards, all stock options vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company.  For a summary of our standard option agreement, see “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers during fiscal 2006.  For any named executive officer not listed on the following table, no information was applicable.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
Charles W. Federico	299,400	4,854,204
Galvin Mould	48,617	548,365

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

 In 2006 we entered into new employment agreements with Messrs. Milinazzo, Hein, Finegan and Kolls.  We also have an employment agreement with Mr. Mason.  While Mr. Federico no longer serves as our Chief Executive Officer, he continues to serve as a member of the Board and he currently provides services to the Company as a consultant.

Executive Employment Agreements for Alan W. Milinazzo, Thomas Hein, Michael M. Finegan and Raymond C. Kolls

On July 13, 2006 we entered into new employment agreements with each of Mr. Milinazzo, Mr. Hein, Mr. Finegan and Mr. Kolls through our subsidiary, Orthofix Inc. as part of the executive compensation and employment agreement review described above.  Each employment agreement is effective as of April 1, 2006, except for Mr. Finegan’s, which is effective as of July 13, 2006.  We guarantee the obligations of Orthofix Inc. under each agreement.  The agreements contain substantially similar terms, except for a few items particular to each individual, including title, level of pay and other material differences noted below.  Each agreement is for an initial term lasting through April 1, 2009, with automatic one-year renewals on April 1, 2009 and April 1, 2010 unless either party notifies the other party of its intention not to renew at least 180 days prior to a renewal period as set forth in the agreement.  Each agreement further provides that if a change of control (as that term is defined in each agreement) occurs after April 1, 2007, the agreement will automatically be extended for two years only from the change of control date (as that term is defined in each agreement).

Compensation

Prior to entry into these agreements, Mr. Milinazzo and Mr. Kolls were parties to separate change of control agreements with Orthofix Inc. dated September 1, 2005 and February 18, 2005, respectively, but they did not have employment agreements.  Mr. Hein had an employment agreement with Orthofix Inc. dated March 1, 2003 that would have expired in March 2007 in accordance with its terms.  As Mr. Finegan was a newly hired employee of the Company, he was not previously a party to any employment-related agreements with the Company.

Under the new agreements, each executive officer’s previous agreement terminated (with the exception of Mr. Finegan, as noted above) and each executive officer agreed to serve the Company and Orthofix Inc. in the capacities noted below.  The compensation levels for each executive officer under the agreements are also noted below.  These dollar amounts reflect 2007 pay raises and may be further amended from time to time by the Committee.  These salary levels may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other executive officers that does not disproportionately affect the executive officer and does not reduce the executive officer’s base salary to a rate that is less than 90% of the executive officer’s then current base salary amount.

Name	Title	Base Salary (annualized)
Alan W. Milinazzo	President and Chief Executive Officer of Orthofix International N.V.; Chief Executive Officer of Orthofix Inc.	$451,500
Thomas Hein	Chief Financial Officer of Orthofix International N.V. and Orthofix Inc.	$270,375
Michael M. Finegan	Vice President of Corporate Development of Orthofix International N.V. and Orthofix Inc.	$245,000
Raymond C. Kolls	Senior Vice President, General Counsel and Corporate Secretary of Orthofix International N.V. and Orthofix Inc.	$233,640

Each executive officer participates in our annual incentive program described above.  At the outset of each year the Compensation Committee establishes target performance goals and a range of performance around the target performance goals for which a bonus would be paid.  The amount of the bonus the executive officer can earn is determined based on a percentage of annualized base salary multiplied by the percentage of his annualized base salary multiplied by this targeted performance actually achieved.  An executive officer can earn from zero percent of this targeted bonus to 150%  of his targeted bonus based upon actual perfomance measured against the range of established performance goals.  In 2007, for: (1) Mr. Milinazzo, if 100% of target performance goald are met, a bonus of 50% of his annual base salary can be earned; If 150% of target performance goals are met, a bonus of 75% of his annual base salary can be earned: (2) Mr. Hein, if 100% of target performance goals are met, a bonus of 45% of his annual base salary can be earned; if 150% of target performance goals are met, a bonus of 67.5% of his annual base salary can be earned; (3) Mr. Kolls, if 100% of target performance goals are met, a bonus of 45% of his annual base salary can be earned; if 150% of target performance goals are met, a bonus of 67.5% of his annual base salary can be earned; and (4) Mr.Finegan, if 100% of target performance goals are met, a bonus of 40% of his annual base salary can be earned; if 150% of target performance goals are met, a bonus of 60% of his annual base salary can be earned.  Amounts actually paid to each executive officer will depend on whether or not the various performance goals under the program are attained, the ranges described above and the discretion of the Committee.  In addition, each executive officer is eligible to receive additional bonus or incentive compensation as established by the Committee from time to time in its sole discretion.

In addition, these executive officers are eligible to receive option grants under the 2004 LTIP or other stock-based compensation plans that we may establish from time to time.  Under the agreements, the executive officers and their eligible dependents will generally be entitled to participate in our employee benefit plans such as welfare benefit plans and savings and retirement plans to the same extent as other senior executive officers of the Company or by virtue of each executive officer’s position, salary, tenure and other qualifications.

Termination

Each agreement may be terminated as follows:

•	By mutual written agreement of Orthofix Inc. and the executive officer;

•	Upon the executive officer’s death;

•
By Orthofix Inc. in the event the executive officer incurs a disability (as that term is defined in each agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months;

•	By the executive officer for good reason (as that term is defined in each agreement);

•	By Orthofix Inc. for cause (as that term defined in each agreement) or without cause; or

•	By the executive officer voluntarily.

For a description of potential payments upon termination or change of control, see “Potential Payments upon termination or Change of Control – Potential Payments to Alan W. Milinazzo, Thomas Hein, Michael M. Finegan and Raymond C. Kolls.”

Section 280G

Generally, if it is determined that any amount or benefit payable to an executive officer under his agreement or otherwise in conjunction with his employment would give rise to liability of the executive officer for the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision, then the amount or benefits payable to that executive officer shall be reduced in a manner mutually agreeable to the parties in writing to the extent necessary so that no portion is subject to those provisions.  This reduction shall only be made if the net amount of payments, as so reduced (and after deduction of applicable federal, state, and local income and payroll taxes on the reduced payments other than the excise tax (as that term is defined in each agreement) is greater than the excess of (1) the net amount of the payments, without reduction (but after making the above referenced deductions) over (2) the amount of excise tax to which the executive officer would be subject in respect of those payments.

Certain Other Provisions

The employment agreements contain non-competition and non-solicitation covenants effective so long as the executive officers are employees of any member of the Company’s parent group and for a period of one year after the employment is terminated.  In the event the termination of the executive officer’s employment is for good reason or without cause and occurs during a change of control period, the effectiveness of those non-competition and non-solicitation covenants extends to a period of two years in the case of Mr. Milinazzo and 18 months in the case of Mr. Hein, Mr. Finegan and Mr. Kolls.  The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely.

We paid all reasonable legal fees and expenses of each executive officer’s counsel in connection with the preparation and negotiation of each employment agreement.  In addition, if a dispute arises under or in connection with an executive officer’s agreement, we will be responsible for our own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute unless the arbitrator determines that the executive officer (1) did not commence or engage in the arbitration with a reasonable, good faith belief that his claims were meritorious or (2) the executive officer’s claims had no merit and a reasonable person under similar circumstances would not have brought the claims.

Orthofix Inc.’s obligation to pay or provide any benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates.

Executive Employment Agreement for Bradley R. Mason

We entered into an employment agreement with Mr. Mason effective as of December 30, 2003 in connection with the acquisition of Breg, Inc.  Mr. Mason serves as a Vice President of the Company and President of Breg, Inc.  The initial term of the agreement was two years and the agreement was automatically extended in 2006 and 2007 for additional one-year periods.  The agreement expires December 31, 2007.

Compensation

Under the agreement, Mr. Mason is entitled to a base salary and a bonus as determined by our Board of Directors. The agreement provides for an annual base salary of at least $250,000, which may only be decreased if such decrease is a result of a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers.  For 2006, the base salary of Mr. Mason was $257,500 and he received an annual bonus of $24,720.  Mr. Mason was granted an inducement stock option award to purchase 150,000 shares of our common stock.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives – Performance Accelerated Stock Option Inducement Agreements.”

Termination

The agreement may be terminated as follows:

•	Upon Mr. Mason’s death or retirement;

•
By Orthofix International N.V. in the event Mr. Mason incurs a disability (as that term is explained in the agreement) for a continuous period exceeding 120 days during any period of 12 consecutive months and he is qualified and eligible to receive disability benefits;

•	By Mr. Mason for good reason (as that term is defined in the agreement) not later than 90 days following the event constituting good reason; or

•	By Orthofix International N.V. for cause (as that term defined in the agreement) or without cause.

For a description of potential payments upon termination or change of control, see “Potential Payments upon termination or Change of Control – Potential Payments to Bradley F. Mason.”

Certain Other Provisions

The agreement contains a non-competition covenant that lasts for one year following a termination of employment to the extent Mr. Mason has received, or will be receiving, any payments or benefits pursuant to the agreement, and confidentiality and assignment of inventions provisions that last indefinitely. In addition, the agreement also contains a non-solicitation provision that lasts for two years following a termination of employment for any reason.

Executive Employment Agreement for Charles W. Federico

On April 15, 2005, together with our subsidiary, Orthofix Inc., we entered into an employment agreement with Mr. Federico for him to continue to serve as our President and Chief Executive Officer.  The agreement was amended on December 29, 2005 in order to comply with Section 409A of the Internal Revenue Code.  The agreement was part of our transition plan to secure Mr. Federico’s short-term employment during the anticipated hiring of a new Chief Executive Officer.  On February 16, 2006, we appointed Alan W. Milinazzo to succeed Mr. Federico as President and Chief Executive Officer of the Company effective April 1, 2006.  Mr. Federico resigned his employment from the Company for good reason (as that term is defined in the agreement) as of April 1, 2006.  At such time, other than post-termination obligations, the employment provisions of the agreement also terminated.  While Mr. Federico is no longer an employee, he remains a director of the Company.  Under the agreement, as of April 15, 2007 he provides consulting services to the Company until December 31, 2010.  We pay Mr. Federico (1) $50,000 per year so long as he remains a director of the Company and (2) $110,000 per year during such time as he provides consulting services, but is not a director.  In addition, Mr. Federico and his dependents will be entitled to group health benefits (or the financial equivalent thereof) during the consulting period. He will also be provided with secretarial support in order to assist him in the performance of his consulting duties.  Mr. Federico and his dependents will continue to receive employee welfare benefits (or their monetary value) during his consulting period.

The agreement contains non-solicitation covenants, a non-competition covenant and a confidentiality restrictive covenant.  Mr. Federico was required to extend the terms of these restrictive covenants in writing through the period of any post-termination consulting period and for one year following the end of the consulting period as a condition to his providing consulting services to the Company.  He executed this confirmation on March 26, 2007 and extended these terms until December 31, 2011.

Pursuant to the terms of the agreement, the base salary for Mr. Federico was $464,472.96 and he was eligible to receive an annual bonus. As a result of his termination for good reason prior to expiration of the agreement’s two-year employment term, on October 1, 2006 we paid Mr. Federico a lump sum severance amount of $518,275 (representing his highest monthly base salary in effect in the preceding three years of $498,340 multiplied by the 12.5 months remaining in the employment term).  In addition, under the terms of the agreement and as calculated in accordance with our annual incentive program, Mr. Federico was paid $49,874 as a pro rata bonus for his services to the Company through April 1, 2006.  Under the terms of the agreement, Mr. Federico also continued to participate in any employee welfare benefit plans until the end of the employment term.  Mr. Federico was fully vested in any outstanding options he held at the end of 2006.  He exercised all of these options and realized a value of $4,854,204.

Settlement Agreement for Galvin Mould

We entered into a settlement agreement with Mr. Mould in connection with his termination effective as of February 23, 2006.  Mr. Mould served as the President of the International Division of Orthofix since January 1, 2004.  Under the settlement agreement, Mr. Mould was entitled to his salary accrued up to the termination date and a $25,344 bonus.   This bonus was paid in 2006 for performance in 2005 pursuant to our annual incentive program.  Additionally, Mr. Mould received a settlement sum of £214,250.  We will also maintain Mr. Mould’s medical insurance coverage until February 22, 2007, which coverage is valued at £4,836.  Mr. Mould agreed to release any claims against the Company as a condition to receiving the settlement sum and the other arrangements in the settlement agreement.  Mr. Mould received an additional sum of £34,973 in exchange for agreeing to certain restrictions, including confidentiality and 6-month no solicitation of clients, customers and employees and non-compete obligations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments to Alan W. Milinazzo, Thomas Hein, Michael M. Finegan and Raymond C. Kolls

Termination

Under their employment agreements, each of Mr. Milinazzo, Mr. Hein, Mr. Finegan and Mr. Kolls is generally entitled to receive the following in the event of termination as a result of death, disability, for good reason or without cause:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation) payable within 30 days after the date of termination.

•
An amount equivalent to a multiple of the executive officer’s Base Amount payable within 30 days after the date of termination calculated as set forth in the employment agreement.  This multiple increases as described below for payments triggered following a change of control.  “Base Amount” means an amount equal to the sum of:

(1)	the executive officer’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)
the greater of (a) the executive officer’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the employment agreement), in each case with adjustments made for eligibility and any partial years.

•
All stock options previously granted to the executive officer will vest in full and be immediately exercisable.  Any risk of forfeiture included in restricted stock grants will immediately lapse.  If the executive officer’s termination is for good reason or without cause, the executive officer will have until the later of (1) December 31st of the year that his options would otherwise expire due to his termination or (2) two and one-half months after the date his options would otherwise expire, to exercise any outstanding stock options.

•
Continuation of basic employee group welfare benefits (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for him and dependents substantially similar to those being received immediately prior to termination for a certain amount of time.

•	Up to $25,000 for incurred outplacement fees during the 24-month period following the date of termination.

In each case above, certain provisions or limitations may be made to comply with Section 409A of the Internal Revenue Code, including the delay of payments until the first day of the seventh month following the date of termination if the payment would otherwise be expected to trigger imposition of the additional tax under Section 409A.

In the event of termination for cause or as a result of voluntary termination by the executive officer, the executive officer will only be entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•
Any benefits under the Company’s stock plans or employee benefit plans available resulting from the termination events (including under COBRA), without the agreement granting any greater rights with respect to such matters than provided for in such plans.

Change of Control

All agreements provide for a “double-trigger” so that a change of control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to terminate his employment agreement or receive severance benefits, but it can result in increased payments in the event of termination for good reason or without cause during the change of control period (as that term is defined in the agreement).  The multiple applicable to the executive officer’s Base Amount increases as described below for payments triggered following a change of control. The agreements do not alter any rights the executive officers may have under separate stock option agreements with the Company, and these agreements provide that all stock options immediately vest upon a change of control (as that term is defined under the 2004 LTIP) without reliance on any other triggering event.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of these executive officers upon their termination or upon a change of control pursuant to the terms of their respective employment agreements.  For purposes of this table, we assume that the triggering event took place on December 29, 2006 (the last business day of our 2006 fiscal year) and the price per share of our common stock is the $50.00 closing market price as of that date.  For any triggering event that presupposes a change of control, we assume a change of control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock-Based Rights ($)(1)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)(2)	Total ($)(3)
Alan W. Milinazzo	Termination for death, disability, good reason or without cause	967,500	1,152,800	18,981(4)	25,000	2,164,281
	Termination for cause or voluntary termination	–	–	–	–	–
	Change of control(5)	–	1,152,800	–	–	1,152,800
	Termination for good reason or without cause within a change of control period(6)	1,290,000	–	25,308(7)	25,000	1,340,308
Thomas Hein	Termination for death, disability, good reason or without cause	378,525	515,622	13,787(8)	25,000	932,934
	Termination for cause or voluntary termination	–	–	–	–	–
	Change of control(5)	–	515,622	–	–	515,622
	Termination for good reason or without cause within a change of control period(6)	567,788	–	20,681(4)	25,000	613,469

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock-Based Rights ($)(1)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)(2)	Total ($)(3)
Michael M. Finegan	Termination for death, disability, good reason or without cause	330,750	594,500	10,492(8)	25,000	960,742
	Termination for cause or voluntary termination	–	–	–	–	–
	Change of control(5)	–	594,500	–	–	594,500
	Termination for good reason or without cause within a change of control period(6)	496,125	–	15,738 (4)	25,000	536,863
Raymond C. Kolls	Termination for death, disability, good reason or without cause	296,331	592,407	10,745 (8)	25,000	924,483
	Termination for cause or voluntary termination	–	–	–	–	–
	Change of control(5)	–	592,407	–	–	592,407
	Termination for good reason or without cause within a change of control period(6)	444,497	–	16,118 (4)	25,000	485,615

_______________

(1)	The amount disclosed is the value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006.

(2)	Maximum fees and expenses during 24 months following date of termination.

(3)
In addition to this amount, if a dispute arises under or in connection with an agreement the Company will be responsible for its own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute subject to certain exceptions, as discussed below.

(4)	For 18 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).

(5)
The stock option agreements under the 2004 LTIP provide that the exercisability of outstanding options accelerates upon a change of control.  As noted above, all the employment agreements provide for a “double-trigger” so that a change of control (as that term is defined in the employment agreement) alone does not grant the executive officer severance benefits.  The definition of this event in the executive officer’s stock option agreement is different than that provided in each executive officer’s employment contract.

(6)
As defined in the employment contract, a “change of control period” means the 24 month period commencing on the date of a change of control (as that term is defined in the agreement).  This period will instead commence on the date immediately prior to the date of the executive officer’s termination if the termination is prior to the change of control date under certain circumstances set forth in the agreement.  If this event were to occur simultaneously with the change of control, the executive would also receive the benefits described under “Change of control” in the table above.  If termination occurs following the “Change of control,” the executive officer will receive these benefits in addition to those described under “Change of control” above.

(7)	For 24 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).

(8)	For 12 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).

Potential Payments to Bradley R. Mason

Termination

Under his employment agreement, if Mr. Mason is terminated without cause he is entitled to receive a lump sum payment equal to:

•	the average of his annual base salary at the highest rate in effect in the 90-day period immediately before the termination and his annual base salary for the year preceding the termination;

•	the average of his annual bonuses for the two years before the year in which the termination occurs; and

•	his annual automobile allowance.

Upon a resignation for good reason (as such term is defined in the agreement), Mr. Mason is entitled to half the amount that he would receive had he been terminated without cause. Under either circumstance, Mr. Mason will be entitled to continuation of his welfare benefits for up to one year following his termination.  The exercise period of any stock options held by Mr. Mason will continue for the lesser of one year of his securing new employment following a termination without cause and six months following a resignation for good reason.  However, the inducement stock award granted to him is governed by the terms and conditions of the applicable Performance Accelerated Stock Option Inducement Agreement. We are also required to provide Mr. Mason with reimbursement for outplacement services of up to $20,000 upon a termination without cause or resignation for good reason.

If Mr. Mason’s employment is terminated for cause (as such term is defined in the agreement) or due to death, disability or retirement, Mr. Mason will not be entitled to the foregoing benefits.  If Mr. Mason’s employment is terminated (for any reason by either party), he shall relinquish his equity interest of 0.1% in Breg Mexico S. de R.I. de C.V. to the Company for no consideration.

Change of Control

If there is a change of control (as such term is defined in the agreement) of the Company:

•	the term of the agreement automatically extends for one year from the date of the change of control (unless the then current term is greater than one year);

•
all stock options and stock appreciation rights will vest automatically (provided, however, that the inducement stock award granted to Mr. Mason is governed by the terms and conditions of the applicable Performance Accelerated Stock Option Inducement Agreement); and

•	any forfeiture provisions included in Mr. Mason’s restricted stock awards will immediately lapse.

In addition, in the event that Mr. Mason is terminated without cause or resigns for good reason following a change of control, he is entitled to receive a lump sum payment equal to:

•
the greater of (1) the average of his annual base salary at the highest rate in effect in the 90-day period immediately before the termination and his annual base salary for the year preceding the termination and (2) the average of his annual base salary in effect immediately before the change of control and his annual base salary for the year preceding the change of control;

•
the greater of (a) the average of his annual bonuses for the two years before the year in which the termination occurs and (b) the average of his annual bonuses for the two years before the year in which the change of control occurs; and

•	his annual automobile allowance.

The agreement also provides that, in the event that any payments made to Mr. Mason constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the amounts to be paid to him will be reduced so that no excess parachute payments exist.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to Mr. Mason upon his termination or upon a change of control pursuant to the terms of his employment agreement.  For purposes of this table, we assume that the triggering event took place on December 29, 2006 (the last business day of our 2006 fiscal year) and the price per share of our common stock is the $50.00 closing market price as of that date.  For any triggering event that presupposes a change of control, we assume a change of control has so occurred.

Triggering Event	Lump Sum Severance Payment ($)(1)	Value of Stock-Based Rights ($)	Value of Welfare Benefits ($)(2)	Fees and Expenses of Out-placement Firm ($)(3)	Total ($)
Termination without cause	293,020	–	10,488	20,000	323,508(4)
Termination for good reason	146,510	–	10,488	20,000	176,998(4)
Termination for cause or voluntary termination	–	–	–	–	–
Change of control	–	1,860,598 (5)	–	–	1,860,598
Termination for good reason or without cause within a change of control period	293,020	–	10,488	20,000	323,508(6)

_______________

(1)	Includes accrued vacation amounts to be paid under California law.

(2)	For 12 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).

(3)	We will be responsible for any costs and expenses incurred in hiring an executive outplacement firm for Mr. Mason, up to the amount disclosed.

(4)
In addition to this amount, if a dispute arises under or in connection with the employment agreement each party will be responsible for its own fees, costs and expenses, but if employee is the prevailing party we shall pay to Mr. Mason an amount equal to all attorneys’ and related fees, costs and expenses.

(5)
Mr. Mason’s employment agreement and PASO agreement provide that the exercisability of outstanding options accelerates upon a change of control.  The amount disclosed is the value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006.

(6)
In addition to this amount, if a dispute arises under or in connection with the employment agreement Mr. Mason may retain counsel at the expense of the Company to represent him in any legal proceeding arising out of such agreement.  Without respect to whether Mr. Mason prevails, we shall pay to Mr. Mason an amount equal to all attorneys’ and related fees, costs and expenses (subject to certain exceptions).

Payments to Charles W. Federico

Mr. Federico resigned his employment from the Company for good reason effective April 1, 2006.  See “Agreements with Named Executive Officers – Executive Employment Agreement for Charles W. Federico” for a description of the payments made to Mr. Federico and other arrangements agreed in connection with the termination of his employment.

Payments to Galvin Mould

Mr. Mould’s employment with the Company terminated pursuant to the terms of an agreement effective as of February 23, 2006.  See “Agreements with Named Executive Officers – Settlement Agreement for Galvin Mould” for a description of the payments made to Mr. Mould and other arrangements agreed in connection with the termination of his employment.

DIRECTOR COMPENSATION

Directors are traditionally elected each year at the Annual General Meeting of Shareholders, usually held in June.  Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death or resignation.  This year, Mr. Milinazzo was appointed to the Board on December 5, 2006, following Mr. Gaines-Cooper’s retirement from the Board.

Upon election or appointment to the Board, each Board member is currently entitled to an annual fee of $55,000 for his services, pro-rated for any partial year of service.  Chairmen of Committees are entitled to additional compensation ranging from $5,000 to $10,000 for serving in those capacities.  Further, the executive Chairman of the Board receives an annual fee of $200,000 in lieu of any other Board fees.  We do not pay any other meeting fees.  Under the 2004 LTIP, the Committee may grant stock options to non-employee directors.  No more than 30,000 options may be granted during a 5-year period with vesting generally occurring over at least a 3-year period.  As permitted by the plan, the Committee’s policy is to make a 30,000 option grant to each director upon his election to the Board, but it requires vesting in equal installments over a 5-year period.  Therefore, options vest at a rate of 6,000 shares per year so long as a director remains on the Board.  In 2006, we adopted a director compensation philosophy providing for a 60th percentile goal for total director compensation.  This is based on the same peer group benchmarking in order to mirror our approach to executive compensation.  As part of this process and at the request of the Committee, Towers Perrin conducted a competitive market analysis to determine competitive compensation levels for our directors.   As a result of this analysis, it was determined that our equity-based compensation to our directors was below our peer group based on our preferred percentile goals.  Based on this finding, the Compensation Committee recommends a modified form of grants to non-employee directors as discussed in Proposal 2 regarding a further amendment and restatement of the 2004 LTIP.  For more information on these proposed additional grants, see Proposal 2.  For more information on the 2004 LTIP generally, see Proposal 2 and “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives.”

Mr. Federico resigned as our President and Chief Executive Officer effective as of April 1, 2006, but he continues to serve as a member of the Board.  Beginning in April 2007, in addition to regular Board compensation, Mr. Federico receives consulting fees and other benefits as described under the Summary Compensation Table.  See “Agreements with Named Executive Officers – Executive Employment Agreement for Charles W. Federico.”  For a full understanding of his compensation (including certain payments made to him on his ceasing to be an employee of Orthofix) and Mr. Milinazzo’s compensation, please also see the footnotes to the Summary Compensation Table.

The following table provides information regarding director compensation during the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(d)	(g)	(h)
Jerry C. Benjamin	65,000(5)	92,019	–	157,019
Robert Gaines-Cooper(6)	55,000	–	81,274(7)	136,274
James F. Gero – Chairman(8)	200,006	158,526	14,280(9)	372,812
Peter J. Hewett	55,000	–	143,599(10)	198,599
Guy J. Jordan	60,000(11)	91,321	11,997(12)	163,318
Thomas J. Kester	60,000(13)	78,841	10,281(14)	149,122
Walter P. von Wartburg	60,000(15)	100,596	–	160,596
Kenneth R. Weisshaar	55,000	91,321	–	146,321
Stefan Widensohler	55,000	91,321	–	146,321

_______________

(1)
Mr. Milinazzo and Mr. Federico were directors and executive officers during 2006.  As such, information about them and their compensation figures are only listed in the Summary Compensation Table above and not in this Director Compensation Table.

(2)	Each of our non-employee directors receives an annual fee of $55,000 for his services (pro-rated for partial years).

(3)
Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2006 compensation cost recognized for stock option awards for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.  The assumptions used in the calculation of values of stock option awards are set forth under the section entitled “Share-based Compensation” in “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 10-K for 2006, filed with the SEC on March 16, 2007 (as amended).  No stock options were granted to, or forfeited by, any of our directors during 2006. Our directors’ outstanding option awards as of December 29, 2006 are as follows: Mr. Benjamin – 36,000; Mr. Gaines-Cooper – 187,500; Mr. Gero – 56,000; Mr. Hewett – 63,300; Dr. Jordan – 30,000; Mr. Kester – 30,000; Dr. von Wartburg – 36,000; Mr. Weisshaar – 30,000; and Mr. Widensohler – 30,000.

(4)	Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the director.

(5)	Mr. Benjamin received an additional $10,000 for his services as Chairman of the Audit Committee.

(6)	Mr. Gaines-Cooper voluntarily stepped down as director of the Company on December 5, 2006 and Mr. Milinazzo was appointed to fill the vacancy.

(7)
Upon his retirement from the Board, and in recognition of his significant contributions to the Company, in lieu of a retirement gift to Mr. Gaines-Cooper we made a charitable donation in his name to provide for the renovation and refurbishment of a library at a children’s school in the Seychelles.

(8)	Mr. Gero was a director and executive officer during 2006.

(9)
Includes $1,097 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance and $13,183 for spousal travel expenses in connection with the December 2006 meeting of the Board.

(10)	This amount includes $13,474 for spousal travel expenses in connection with the December 2006 meeting of the Board and $130,125 for consulting fees.

(11)	Dr. Jordan received an additional $5,000 for his services as Chairman of the Nominating and Governance Committee.

(12)	Amount consists of spousal travel expenses in connection with the December 2006 meeting of the Board.

(13)	Mr. Kester received an additional $5,000 for his services as Chairman of the Compensation Committee.

(14)	Amount consists of spousal travel expenses in connection with the December 2006 meeting of the Board.

(15)
In April 2007 it was decided to compensate Dr. von Wartburg in his role as chairman of an ad hoc group of Board members that assist the Board and senior management in reviewing selected communications to external audiences, including $5,000 for his service in 2006.

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan is the 2004 LTIP.  Some named executive officers continue to hold outstanding awards under our previous Staff Share Option Plan (including the Performance Accelerated Stock Option program) and Performance Accelerated Stock Option Inducement Grants, although we no longer grant awards under these plans.  All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our Employee Stock Purchase Plan.  Each of the 2004 LTIP, the Staff Share Option Plan and the Employee Stock Purchase Plan has been approved by our shareholders.  The Performance Accelerated Stock Option Inducement Grants are not required to be approved by our shareholders.  For more information on our equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives.”

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	2,064,361(1)	35.43	766,932(2)
Equity Compensation Plans Not Approved by Security Holders	200,000(3)	38.00	0
Total	2,264,361	35.66	766,932
_______________

(1)
Options were granted pursuant to the following plans:  the Staff Share Option Plan (including the Performance Accelerated Stock Option program) and the 2004 LTIP.  As mentioned above, there are currently no more shares available for issuance under the Staff Share Option Plan (including the Performance Accelerated Stock Option program).

(2)	Included are 141,023 registered shares available for issuance pursuant to the Employee Stock Purchase Plan and 625,909 shares remaining available for grant under the 2004 LTIP.

(3)
On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc.  These option grants were not approved by shareholders, and were granted in reliance on the NASD exception to shareholder approval for equity grants to new hires.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives – Previous Equity Compensation Plans – Performance Accelerated Stock Option Inducement Agreements” for more information on these grants.

PROPOSAL 1:  ELECTION OF DIRECTORS

The current term of office for all of our directors expires at this Annual Meeting.  The Board, which currently consists of ten members, proposes that the following nine nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and/or until their successors have been elected.  Upon the election of these nine nominees, the size of the Board would be reduced from ten to nine members.

We know of no reason why any nominee may be unable to serve as a director.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual General Meeting of Shareholders.

  Directors Standing for Election

James F. Gero	Chairman of the Board of Directors

Mr. Gero, 62, became Chairman of Orthofix International N.V. on January 1, 2005 and has been a Director of Orthofix International N.V. since 1998. Mr. Gero became a Director of AME Inc. in 1990.  He is a Director of Intrusion, Inc., and Drew Industries Inc. and is a private investor.

Peter J. Hewett	Deputy Chairman

Mr. Hewett, 71, was appointed Deputy Chairman of the Board of Directors in 2005 and has been a non-executive Director of Orthofix International N.V. since March 1992.  He was the Deputy Group Chairman of Orthofix International N.V. between March 1998 and December 2000.  Previously, Mr. Hewett served as the Managing Director of Caradon Plc, Chairman of the Engineering Division, Chairman and President of Caradon Inc., Caradon Plc’s U.S. subsidiary and a member of the Board of Directors of Caradon Plc of England.  In addition, he was responsible for Caradon Plc’s worldwide human resources function, and the development of its acquisition opportunities.

Jerry C. Benjamin	Director

Mr. Benjamin, 66, became a non-executive Director of Orthofix International N.V. in March 1992.  He has been a General Partner of Advent Venture Partners, a venture capital management firm in London, since 1985.  Mr. Benjamin is a director of Micromet, Inc., Phoqus, Ltd. and a number of private health care companies.

Charles W. Federico	Director

Mr. Federico, 58, has been a Director of Orthofix International N.V. from October 1996, President and Chief Executive Officer of Orthofix International N.V. from January 1, 2001 until April 1, 2006 and President of Orthofix Inc. from October 1996 to January 1, 2001.   From 1985 to 1996 Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.).  From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager.  Previously he held management and marketing positions with General Foods Corporation, Puritan Bennett Corporation and LSE Corporation.  He also currently serves on the boards of SRI/Surgical Express, Inc. and BioMimetic Therapeutics, Inc.

Dr. Guy J. Jordan, Ph.D.	Director

Dr. Jordan, 58, became a non-executive Director of Orthofix International N.V. in December 2004.  Most recently, from 1996 to 2002, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard’s global oncology business and functional responsibility for all of Bard’s research and development.  Dr. Jordan earned a Ph.D. in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University.  He also currently serves on the boards of Specialized Health Products International, Inc. and EndoGastric Solutions, Inc.

Thomas J. Kester, CPA	Director

Mr. Kester, 60, became a non-executive Director of Orthofix International N.V. in August 2004.  Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002.  While at KPMG, he served as the lead audit engagement partner for both public and private companies and also served four years on KPMG’s National Continuous Improvement Committee.  Mr. Kester earned a Bachelor of Science degree in mechanical engineering from Cornell University and an MBA degree from Harvard University.

Alan W. Milinazzo	Director, President and Chief Executive Officer

Mr. Milinazzo, 47, joined Orthofix International in 2005 as Chief Operating Officer and succeeded to the position of CEO effective as of April 1, 2006.  From 2002 to 2005, Mr. Milinazzo was Vice President of Medtronic Inc.’s Vascular business, as well as, Vice President and General Manager of Medtronic’s Coronary and Peripheral businesses.  Prior to his time with Medtronic, Mr. Milinazzo spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCEMED Europe.  Mr. Milinazzo brings more than two and a half decades of experience in the management and marketing of medical device businesses, including positions with Aspect Medical Systems and American Hospital Supply.  He earned a bachelor’s degree, cum laude, at Boston College in 1980.

Dr. Walter P. von Wartburg	Director

Dr. von Wartburg, 67, became a non-executive Director of Orthofix International N.V. in June 2004.  He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since 1999, specializing in life sciences law.  He has also been a Professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25 years.  Previously, he held top management positions with Ciba Pharmaceuticals and Novartis at their headquarters in Basel, Switzerland.

Kenneth R. Weisshaar	Director

Mr. Weisshaar, 56, became a non-executive Director of Orthofix International N.V. in December 2004.  From 2000 to 2002, Mr. Weisshaar served as Chief Operating Officer and strategy advisor for Sensatex, Inc.  Prior to that, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global businesses in medical devices and diagnostic products and served as Chief Financial Officer and Vice President, Strategic Planning.  Mr. Weisshaar earned a Bachelor of Science degree from MIT and an MBA from Harvard University.  He currently also serves on the board of Digene Corporation.

  Mr. Widensohler, currently a member of the Board, will not be standing for re-election.

The Board of Directors of Orthofix recommends that you vote “FOR” the election of all nominees for director.

PROPOSAL 2: APPROVAL OF FURTHER AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED 2004
LONG-TERM INCENTIVE PLAN

The 2004 LTIP was approved by our shareholders on June 29, 2004.  The plan was subsequently amended and restated on November 5, 2004.  The Board unanimously recommends that you approve the further amendment and restatement of the 2004 LTIP, which the Board adopted on April 18, 2007, subject to shareholder approval.

We propose to further amend and restate the 2004 LTIP to:

•
because of the limited number of shares available for issuance under the 2004 LTIP, increase the number of shares subject to awards under the plan from 2,000,000 to 2,800,000 (which will be aggregated with certain shares available under the Staff Share Option Plan as described below) to ensure that we have a sufficient number of shares of our common stock available for equity-based awards;

•	provide for fixed awards to non-employee directors on the date of their first election to the Board and on each subsequent re-election or re-appointment;

•	specifically allow for grants of restricted stock awards under the 2004 LTIP;

•	provide that the exercise price of any stock option awards be not less than 100% of fair market value (as defined in the plan) on the date of grant;

•	prohibit the repricing of any stock option or stock appreciation right awards granted under the plan without shareholder approval;

•	allow future amendment of the 2004 LTIP and award documents thereunder to comply with the requirements of Section 409A of the Internal Revenue Code; and

•	provide for certain administrative and other changes.

We believe that the ability to make equity-based awards is an essential part of our compensation program, and additional shares must be reserved for issuance under the 2004 LTIP to allow for future grants.  We propose to allow for additional equity grants to non-employee directors in consideration of the results of Towers Perrin’s analysis that our equity-based compensation to our directors was below that of our peer group based on the Committee’s preferred goal percentile of 60%.  For more information on this Towers Perrin’s survey, see “Director Compensation.”  We believe that the other updates and changes to the 2004 LTIP help ensure that we are aligned with the competitive market and emerging best practices and that we also comply with recent changes to tax law under Section 409A of the Internal Revenue Code and equity accounting rules stated in FAS123R.

Description of the 2004 LTIP

The following is a brief summary of the material features of the 2004 LTIP, as further amended and restated, and its operation.  A copy of the 2004 LTIP is attached as Appendix II to this proxy statement.  The further amendment and restatement of the 2004 LTIP will be effective upon an affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.  If the amendment and restatement are not approved, the 2004 LTIP will continue in its current form.

At December 31, 2006, there were 1,530,186 stock option awards outstanding under the plan of which 308,222 were exercisable. 93,437 stock option awards under the plan have been previously exercised and 625,909 remain available for issuance.  The closing price of our common stock as of May 4, 2007 was $52.60.

Purposes and Eligibility

The purposes of the 2004 LTIP are to provide an incentive to certain officers, employees, directors and consultants of the Company and its subsidiaries to increase their ownership interest in the Company in order to align their interests with the shareholders, to more closely tie executive compensation to Company performance and to create long-term performance and service incentives for executive officers and other key employees.  As of April 18, 2007, we estimate that approximately 9 directors, 14 executives and 1,300 full-time employees of the Company are eligible to receive awards under the 2004 LTIP.  Currently, there are approximately 200 participants in the 2004 LTIP.

Number of Shares of Common Stock Subject to the 2004 LTIP

The maximum number of shares of our common stock that may be issued pursuant to awards under the 2004 LTIP, subject to the anti-dilution provisions, will be the aggregate of (1) 2,800,000 shares, (2) the number of shares of our common stock previously authorized and available for future awards under our Staff Share Option Plan as of the date the 2004 LTIP was originally approved by our shareholders, and (3) any shares corresponding to an award, or portion thereof, under our Staff Share Option Plan that have been forfeited or expire for any reason without having been exercised or settled since the date the 2004 LTIP was originally approved by our shareholders.  Shares issued upon exercise of awards may be either authorized and unissued shares or shares held by the Company in its treasury.

Special Limits on Stock Options, Restricted Stock, Restricted Share Units, Performance Share Units, Stock Appreciation Rights and Other Awards

The maximum number of shares of common stock that, in the aggregate, may be subject to restricted share units, performance share units, restricted stock and other awards under the 2004 LTIP is 400,000 shares, provided that in no event shall the number of shares of common stock subject to other awards exceed 200,000 shares.

The maximum number of shares of common stock subject to stock options that may be awarded to any participant in any calendar year is limited to 200,000 shares (with a carryover of any unused portion to future years).  In addition, the number of shares of common stock subject to restricted share units, performance share units, restricted stock, stock appreciation rights or other awards that may be awarded to any participant in any calendar year is limited to 200,000 shares (with a carryover of any unused portion to future years).  These maximum individual limits are required to satisfy requirements under Section 162(m) of the Internal Revenue Code.

Administration

The Committee administers the 2004 LTIP and, among other powers, it selects participants from among eligible individuals, determines the number of shares of our common stock that will be subject to each award or the cash amount payable in connection with an award, and determines the terms and conditions of awards subject to the limitations detailed below.  The Committee may from time to time delegate some or all of its authority to one or more of its members or the Chief Executive Officer and Chief Financial Officer, subject to certain limitations.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives – Current Equity Compensation Plans – 2004 Long-Term Incentive Plan.”

The Committee has the discretion to electronically deliver or make award documents, give notice and other elections under the 2004 LTIP and to deliver or otherwise evidence shares under the 2004 LTIP through book entry or other electronic format without the need to deliver an actual share certificate.  Actual share certificates will be delivered if requested by the participant.

Awards under the 2004 LTIP

Generally

The 2004 LTIP authorizes the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted share units;

•	performance share units; and

•	other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purposes of the 2004 LTIP and the interests of the Company.

The Committee determines vesting (subject to the below), exercisability, payment and other restrictions that apply to an award.

All awards under the 2004 LTIP are subject to certain minimum vesting requirements.  Awards that are not intended to be performance-based compensation shall vest, or the restrictions shall lapse, as the case may be, at a rate of 33 1/3% per year on each of the first three anniversaries of the date of grant.  Awards that are intended to be performance-based compensation shall vest, or the restrictions shall lapse, as the case may be, no sooner than 12 months following the date of grant.  The Committee retains the discretion to accelerate the vesting or lapse of restrictions of an award in the event of a participant’s termination or a change of control of the Company.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of In-Service Executive Compensation – Long-Term Equity-Based Incentives – Current Equity Compensation Plans – 2004 Long-Term Incentive Plan.”

Neither the Committee nor the Board may reduce the exercise or grant price of a stock option or stock appreciation right, or cancel or replace any stock option or stock appreciation right with an option or stock appreciation right having a lower exercise or grant price without approval of the shareholders.  The Committee may also not exercise discretion in establishing valuation methodologies for awards under the plan.  The price of all awards is tied to the fair market value of our common stock.  Under the 2004 LTIP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Committee generally has the authority to determine the effect, if any, that a participant’s termination of service or a change of control of the Company will have on an award.  The Committee may determine whether any award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code.  The 2004 LTIP and any award documents shall be interpreted and construed in compliance with Section 409A of the Internal Revenue Code and, to the extent the Committee determines that any award under the 2004 LTIP is subject to Section 409A, the award documents shall contain the terms and provisions necessary to avoid the consequences specified in Section 409A(a)(1).

Stock Options

Stock options may be either nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code).  The exercise price of a nonqualified stock option may not be less than 100% of the fair market value per share on the date of grant.  Participants may pay the exercise price of a stock option in any form approved by the Committee at the time of grant.  The Committee establishes a vesting schedule for each stock option at the time of grant, as well as the term of such option, which under the 2004 LTIP cannot exceed 10 years from the date the option was granted.

The 2004 LTIP provides for certain conditions that apply to incentive stock options in accordance with the applicable requirements of Section 422 of the Internal Revenue Code and the regulations thereunder.  For example, the exercise price per share of an incentive stock option may not be less than 100% of the fair market value per share on the date of grant or on the date the exercise price is fixed.

Stock Appreciation Rights

Stock appreciation rights entitle a participant to receive, upon satisfaction of certain conditions, an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of our common stock for which the stock appreciation right is exercised over the exercise price for such stock appreciation right.  The exercise price of a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant.  At the discretion of the Committee, the Committee may make payments to a participant upon exercise of a stock appreciation right in cash, shares of our common stock or a combination of cash and stock.  No award of a stock appreciation right may extend beyond the tenth anniversary of its date of grant.  The Committee may grant stock appreciation rights alone or together with stock options.

Restricted Stock

The Committee has the authority to grant restricted stock to participants pursuant to the 2004 LTIP.  Restricted stock is common stock of the Company subject to vesting (whether time or performance based) and the participant’s continued service with the Company.  Each grant of restricted stock is subject to the terms, conditions and restrictions established by the Committee and set forth in the applicable award document.  The award document also specifies the conditions regarding the grant, vesting or issuance of restricted stock and the purchase price of the restricted stock (if any).

Restricted Share Units

The Committee has the authority to grant restricted share units to participants pursuant to the 2004 LTIP.  A restricted share unit generally represents the right of the participant to receive one or more shares of our common stock, subject to the terms and conditions established by the Committee, in consideration of the participant’s employment with the Company or any of its subsidiaries.  If and when these terms and conditions are satisfied and any forfeiture provisions lapse, the restricted share units will, at the discretion of the Committee, become shares of our common stock owned by the respective participant or be payable in cash, shares of our common stock or a combination of cash and stock, with a value equal to the fair market value of the shares at the time of payment.

Performance Share Units

The Committee has the authority to grant performance share units to participants pursuant to the 2004 LTIP.  A performance share unit generally entitles a participant to receive, subject to terms and conditions established by the Committee, a target number of shares of our common stock based upon the achievement of performance goals over a performance period.  Performance share units are subject to conditions of vesting and time of payment as the Committee may determine.  At the discretion of the Committee, performance share units will be settled through the delivery of shares of our common stock, cash or a combination of cash and stock, with a value equal to the fair market value of the shares as of the last day of the applicable performance period.

Other Equity Awards

The Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purposes of the 2004 LTIP and the interests of the Company.  These awards may provide for cash payments based in whole or in part on the value (or future value) of shares of our common stock, for the acquisition (or future acquisition) of shares of our common stock, or for any combination thereof.

Awards to Non-Employee Directors

Under the 2004 LTIP, each non-employee director is granted an award of 30,000 shares of common stock on the date of their first election to the Board.  This award vests, or the restrictions lapse, as applicable, at the rate of 6,000 shares per year on each of the first five anniversaries of the date of grant (provided the participant is still a member of the Board on each anniversary).  Non-employee directors also receive an annual award of 3,000 shares of common stock on the date of each director’s re-election or re-appointment to the Board.  This award vests, or the restrictions lapse, as applicable, at the rate of 33 1/3% per year on each of the first three anniversaries of the date of grant (provided the participant is still a member of the Board on each anniversary).  The Committee may determine what form of award to grant to the non-employee director.  We retain the ability to grant additional awards to non-employee directors that also serve as consultants to the Company or any of its subsidiaries or are executive officers of the Company.

Amendment and Termination of 2004 LTIP

The Board may amend, suspend or terminate the 2004 LTIP at any time.  However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan.  Also, the Board may not amend, suspend or terminate the 2004 LTIP without a participant’s consent if it would adversely affect the participant’s rights to previously-granted awards, unless the Board determines that amendments to the plan or previously-granted award documents are necessary or appropriate to exempt awards from or conform the 2004 LTIP to the requirements of Section 409A of the Internal Revenue Code, in which case the Board may adopt such amendments to the plan or applicable award documents, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2004 LTIP are summarized below.  The information set forth below is a summary only and does not purport to be complete.  The information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award.  The 2004 LTIP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

The grant of a nonqualified stock option with an exercise price equal to the fair market value of our stock on the date of grant has no immediate federal income tax effect.  The participant will not recognize any taxable income and we will not receive a tax deduction.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price.  If the optionee is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a nonqualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).  Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options

When a participant is granted an incentive stock option, or when the participant exercises the incentive stock option, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss.  If, however, the shares are disposed of during this period, the option will be treated as a nonqualified stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price.  Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain.  We will only receive a tax deduction if the shares are disposed of during this period.  The deduction will be equal to the amount of taxable income the participant recognizes.

Restricted Stock

Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.  If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock.  A participant may, however, file an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested.

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized.  We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on restricted stock that has not vested.

Stock Appreciation Rights

Where stock appreciation rights are granted with an exercise price equal to the fair market value of our stock on the grant date, the participant will recognize taxable income upon the exercise of the right equal to the fair market value of the stock or cash received upon such exercise.  If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized.  We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock Units and Performance Share Units

Generally, the participant who receives a restricted stock unit or a performance share unit structured to conform to the requirements of Section 409A of the Internal Revenue Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant.  If the units do not conform to the requirements of Section 409A of the Internal Revenue Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

If the participant receives shares of our stock in settlement of a restricted stock unit or a performance share unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized.  We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code.  The Internal Revenue Service has so far issued only limited guidance on the interpretation of this new law.  Section 409A covers most programs that defer the receipt of compensation to a succeeding year.  It provides strict rules for elections to defer (if any) and for timing of payouts.  There are significant penalties placed on the recipient of deferred compensation, including employees and directors, for failure to comply with Section 409A.  However, it does not impact our ability to deduct deferred compensation.  Section 409A of the Internal Revenue Code does not apply to incentive stock options, nonqualified stock options and stock appreciation rights (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date).  Section 409A may apply to restricted stock units and performance share units.

Section 162(m)

As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers.  To qualify, options and other awards must be granted by a Committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any calendar year.  In addition, for awards other than options and stock appreciation rights (that are not discounted) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a Committee consisting solely of two or more “outside directors”.

New Plan Benefits under the 2004 LTIP

Set forth below is a table that shows the cumulative awards actually made in 2006 and the cumulative awards that would have been made to the following groups if the proposed further amendment and restatement to the 2004 LTIP had been in effect for 2006. We cannot determine the benefits or amounts that will be received or allocated in the future under the 2004 LTIP as further amended and restated in this Board proposal.  Future awards under the 2004 LTIP to all other participants will be determined by the Committee in its sole discretion and will depend on individual and corporate performance and other factors considered by the Committee.  Future awards under the plan to non-employee directors are contingent upon appointment and/or re-election to the Board.

Name and Position	Number of Stock Options (Actual)	Number of Stock Options (Upon Amendment and Restatement)
All Current Executive Officers as a Group(1)	230,000	0
All Non-Executive Directors as a Group(2)	0	24,000
All Current Non-Executive Officer Employees as a Group	586,950	0
___________________________

(1)	For additional information regarding awards made during 2006 to the named executive officers, see “Summary Compensation Table” and “Grants of Plan-Based Awards” above.

(2)	For additional information regarding awards made during fiscal 2006 to non-employee directors, see “Director Compensation” above.

The Board of Directors of Orthofix recommends that you vote “FOR” the proposal to further amend and restate the Amended and Restated 2004 Long-Term Incentive Plan.

PROPOSAL 3: APPROVAL OF AMENDMENT OF SECTION 8.3 OF THE ARTICLES OF ASSOCIATION

Our Board of Directors has approved and recommended for submission to the shareholders an amendment of Section 8.3 of the Orthofix International N.V. Articles of Association.  A copy of Section 8.3 of the Articles of Association as it is proposed to be amended is attached as Appendix III to this proxy statement.

The Board adopted the amendment of Section 8.3 of the Articles of Association on April 18, 2007, subject to shareholder approval.  These revisions provide that that the maximum permitted time between a shareholder meeting and the record date for such meeting shall be extended from 50 to 60 days.  In addition, these revisions provide that the maximum period during which the corporate Register may be closed in advance of such a meeting shall be extended from 50 to 60 days.

The Board believes it is in the best interests of the shareholders to extend these maximum periods from 50 to 60 days.  The Board believes that this revision will give the Company greater flexibility in scheduling the date of the annual general meeting.

The Board of Directors recommends that you vote "FOR" the proposal to amend Section 8.3 of the Articles of Association.

PROPOSAL 4: APPROVAL OF AMENDMENT OF ARTICLE 14 OF THE ARTICLES OF ASSOCIATION

Our Board of Directors has approved and recommended for submission to the shareholders an amendment of Article 14 of the Orthofix International N.V. Articles of Association.  A copy of Article 14 of the Articles of Association as it is proposed to be amended is attached as Appendix IV to this proxy statement.

The Board adopted the amendment of Article 14 of the Articles of Association on April 18, 2007, subject to shareholder approval.  Currently, Article 14 provides that the size of the Board of Directors shall be not less than seven nor more than fifteen directors, and that the size of the Board shall be fixed by the shareholders at the annual general meeting.  The proposed amendment would provide that the size of the Board shall be not less than six nor more than fifteen directors, and that the size shall be as determined from time-to-time by resolution of the Board.

The Board believes it is in the best interests of the shareholders to amend the Articles as set forth above.  At this year’s meeting, the Board is nominating nine directors for election.  Under the current Articles, this will have the effect of reducing the size of the board from ten to nine members, and the Board will not have authority to add a tenth director during the course of the year should an appropriate candidate be identified.  If this amendment is approved, the Board will have authority to fix the size of the Board by resolution from time-to-time, which the Board believes will provide it with greater flexibility should appropriate director candidates be identified during the year.  In addition, this revision will reduce the minimum size of the Board from seven to six, which the Board believes will give it greater flexibility in the event of a sudden and unexpected departure of several directors.

The Board of Directors recommends that you vote "FOR" the proposal to amend Article 14 of the Articles of Association.

PROPOSAL 5: APPROVAL OF FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2006

Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2006.

Pursuant to Article 116 of Book 2 Civil Code of the Netherlands Antilles, the Board is required to draw up the Company’s balance sheet and income statement within eight months after the end of the fiscal year and to submit the same to the Annual General Meeting of Shareholders for approval.

A copy of the Company’s balance sheet and income statement at and for the year ended December 31, 2006 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.  If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

The Board of Directors of Orthofix recommends that you vote “FOR” the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2006.

PROPOSAL 6:  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

We are asking you to ratify the Board’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2007.  The Audit Committee recommended the selection of Ernst & Young LLP to the Board.  Ernst & Young LLP has served as the independent registered public accounting firm of Orthofix since 2002.  They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

We do not anticipate that representatives of Ernst & Young LLP will be at the annual meeting.  The work performed by Ernst & Young LLP during 2006 and 2005 and the related fees are set forth below.

The Board recommends that you vote “FOR” ratification of
the selection of Ernst & Young LLP as independent registered public accounting firm for 2007.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP during the fiscal years ended December 31, 2006 and December 31, 2005:

	2006	2005
Audit Fees	$2,229,000	$1,859,000
Audit-Related Fees	$133,000	$271,000
Tax Fees	$707,000	$799,000
All Other Fees	$7,000	$4,000
Total	$3,076,000	$2,933,000

Audit Fees

Audit fees in 2006 and 2005 consisted of the aggregate fees, including expenses, billed in connection with the audit of our annual financial statements, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent registered public accounting firm and fees billed for professional services rendered for the audit of management’s assessment of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees in 2006 and 2005 consists of the aggregate fees billed for assurance and related services and are not reported under “Audit Fees.”  These fees included fees billed for acquisition-related due diligence services, employee benefit plan audits and accounting consultations.

Tax Fees

Tax fees in 2006 and 2005 consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.  These fees included fees billed for federal and state tax review and consulting services, tax audit services and other tax consulting services.

All Other Fees

All Other Fees consist of aggregate fees billed for products and services other than the services reported above.  For fiscal years 2006 and 2005, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP.  Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit Committee in advance of any engagement or (ii) pre-approved by the Chairman of the Audit Committee pursuant to authority delegated to him by the other independent members of the Audit Committee, in which case the Audit Committee is then informed of his decision.  Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement.  In 2006, all fees paid to Ernst & Young LLP for non-audit services were pre-approved.

In making its recommendation to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Orthofix is responsible for providing independent, objective oversight of Orthofix’s accounting functions, internal controls and risk management.  The Audit Committee recommends the selection of the independent registered public accounting firm to the Board.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix I to this proxy statement.  This charter is also available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon.  Additionally, the independent registered public accounting firm is also responsible for auditing management’s assessment and opinion on the effectiveness of Orthofix’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held 10 meetings during fiscal 2006.  The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix’s independent registered public accounting firm, Ernst & Young LLP.  The Committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting.  We discussed with Ernst & Young LLP the overall scope and plans for their audit.  We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and Ernst & Young LLP.  We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP matters required to be discussed with audit committees, including, among other things, matters related to the conduct of the audit of Orthofix’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Ernst & Young LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Orthofix.  When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP.  The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.  We also recommended the selection of Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2007 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2007.

The Audit Committee

Jerry C. Benjamin, Chairman
Thomas J. Kester
Kenneth R. Weisshaar

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2008 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before January 11, 2008.  Please address your proposals to:  Raymond C. Kolls, Senior Vice President, General Counsel and Corporate Secretary, Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2008 Annual General Meeting of Shareholders if the shareholder making the proposal has not notified Orthofix by March 27, 2008 of its intent to present a proposal at the 2008 Annual General Meeting of Shareholders.

Appendix I

CHARTER OF THE
AUDIT COMMITTEE
OF
ORTHOFIX INTERNATIONAL N.V.

This charter governs the operations of the audit committee (the “Committee”) of the Board of Directors (“Board”) of Orthofix International N.V. (the “Company”). The charter is intended to assist the Committee and the Company in complying with the Articles of Association of the Company and all applicable laws, rules and regulations and any applicable stock exchange rules (collectively the “Requirements”). Any new Requirements enacted from time to time are deemed to be incorporated herein upon their effective date. The Committee and/or the Board shall review and reassess the charter at least annually to determine whether the charter should be updated.

PURPOSE

The Committee shall act on behalf of and provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's independent auditors (“the Auditors”); the Auditors' qualifications and independence; and other duties established by applicable Requirements. In so doing, it is the responsibility of the Committee to maintain unrestricted and open communication among the Committee, the Auditors, and management of the Company. The Committee shall have full power and authority to discharge all of its duties and responsibilities.

MEMBERSHIP

The Committee shall be members of, and appointed by, the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of applicable Requirements. All Committee members shall be financially literate, and at least one member shall be a “financial expert,” as defined by applicable Requirements.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson and in the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year and at other times as deemed necessary or desirable by the Committee or its chairperson. The Committee may also take action by unanimous written consent.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee has the authority to engage independent counsel and other advisers, at the Company's expense, as the Committee may determine necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The Committee shall endeavor to assure that the Committee and the Company operate in accordance with all applicable Requirements on an on-going basis. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. For purposes of clarification, management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee should discuss with management and the Auditors the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical financial behavior. The Committee shall develop and implement procedures, as it deems appropriate, to enable it to accomplish the tasks outlined in this charter. The procedures may be modified from time to time by the Committee to address any issues, concerns or Requirements at the Committee's discretion.

The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the Auditors. The Committee shall approve all audit and non-audit services provided by the Auditors and shall not engage the Auditors to perform specific non-audit services proscribed by any Requirement. At least annually, the Committee shall receive and review a written report from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

The Committee shall discuss with the Auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the each fiscal year and the Auditors' report on management's assertion. The Committee shall discuss with management and the Auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk.

On a periodic basis, the Committee shall meet separately with management and the Auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the Auditors to meet privately with the members of the Committee. The Committee shall review with the Auditors any audit problems or difficulties and management's response.

The Committee shall review, upon completion of the annual audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

The Committee shall discuss with the Auditors and management results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), and the adequacy of disclosures in the financial statements and any other written matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements.

The Committee shall discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements. The chairperson of the Committee may represent the entire Committee for purposes of this discussion.

The Committee shall review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption “Management's Discussion and Analysis of Financial Condition and Results of operations” in its periodic reports to be filed with the Securities and Exchange Commission.

The Committee shall review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies.

The Committee shall discuss with management procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

DELEGATION OF AUTHORITY

The Committee may delegate approval authority to a member of the Committee. The decisions of any Committee member to whom approval authority is delegated shall be presented to the full Committee at its next scheduled meeting

COMMITTEE REPORTS

The Committee shall produce the following reports and provide them to the Board.

1. An annual report of the Committee for inclusion in the Company's annual proxy statement in accordance with Laws.

2. An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Appendix II

ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

A copy of the Amended and Restated 2004 Long Term Incentive Plan as it is proposed to be amended is set forth below.  Language added is underlined in bold, and language deleted appears stricken.

1.	Purposes of the Plan

The purposes of the Plan are to provide an incentive to certain officers, employees, directors and consultants of the Company and its Subsidiaries to increase their interest in the Company's success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

2.	Definitions and Rules of Construction

                 (a)           Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

"Award" means an Option, Restricted Share Unit, Performance Share Unit, Restricted Stock, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

"Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

"Board" means the Board of Directors of the Company.

"CEO" means the Chief Executive Officer of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

"Common Shares" means the Common Shares of the Company, par value $0.10 per share, or such other class of shares or other securities as may be applicable under Section 13(b) of the Plan.

"Company" means Orthofix International N.V. or any successor to substantially all of its business.

~~"~~Discounted Option~~" means a Nonqualified Stock Option or a Stock Appreciation Right with an exercise price that is below Fair Market Value per share on the date of grant (or, if the exercise price is not fixed on the date of grant, on such date as the exercise price is fixed).~~

"Effective Date" means the date on which the Plan is approved by the shareholders of the Company.

"Eligible Individual" means an individual described in Section 4(a) of the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Fair Market Value" means, ~~with respect to~~as of any date that requires the determination of the Fair Market Value of a Common Share under this Plan or any Award Document, the ~~fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.~~value of a Common Share on such date of determination, calculated as follows:

           (a) If the Common Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Common Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

           (b) If the Common Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Share in the over-the-counter market on such date; or

           (c) If neither (a) nor (b) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

For the avoidance of doubt, when approving or authorizing an Award, the Committee can provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under this Plan shall be as of such date of grant (or similar phrase).

"Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

"Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

"Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

"Other Award" means any form of Award other than an Option, Restricted Share Unit, Performance Share Unit, Restricted Stock or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

"Participant" means an Eligible Individual who has been granted an Award under the Plan.

"Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

"Performance Share Unit" means a right to receive a Target Number of Common Shares (or cash, if applicable) payable at the end of a Performance Period, subject to the Participant's continued employment and the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

"Performance Target" means the targets established by the Committee and set forth in the applicable Award Document.

"Permitted Transferees" has the meaning set forth in Section 12(a) of the Plan.

"Plan" means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan, as further amended and restated and as described herein.

"Plan Limit" has the meaning set forth in Section 5(a)(iii) of the Plan.

"Prior Plan" means the Orthofix International N.V. Staff Share Option Plan.

"Restricted Share Unit" means a right to receive a Common Share (or cash, if applicable) in the future, subject to time vesting and the Participant's continued employment with the Company, granted pursuant to Section 8(a) of the Plan.

"Restricted Stock" means Common Shares, subject to vesting (whether time or performance based) and the Participant’s continued employment with, or service to, the Company, granted pursuant to Section 8(b) of the Plan.

"Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Common Shares granted pursuant to Section 10 of the Plan.

"Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.  For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

"Target Number" means the target number of Common Shares established by the Committee and set forth in the applicable Award Document.

                 (b)           Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration

                 (a)           Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

                                 (i)         select the Participants from the Eligible Individuals;

                                 (ii)        grant Awards in accordance with the Plan;

                                 (iii)       determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

                                 (iv)       determine the terms and conditions of each Award, including, without limitation, those related to term, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, Target Numbers, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a change in control of the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

                                 (v)        specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

                                 (vi)       construe and interpret any Award Document delivered under the Plan;

                                 (vii)      prescribe, amend and rescind rules and procedures relating to the Plan;

                                 (viii)     employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

                                 (ix)        vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

                                 (x)         make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

                 (b)           Prohibition on Repricing. The Committee and/or the Board may neither (a) amend any Option or Stock Appreciation Right to reduce its initial exercise or grant price, nor (b) cancel or replace any Option or Stock Appreciation Right with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the shareholders of the Company.

                 (c)           Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

                 (~~c~~d)         Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

                 (~~d~~e)         Delegation of Authority. The Committee may designate one or more of its members or ~~persons other than its members~~the Chief Executive Officer and Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Common Shares subject to an Award) granted to Eligible Individuals (i) who are officers or directors for purposes of Section 16(b) of the Exchange Act or (ii) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code.

                 (~~e~~f)          Liability of Committee. No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

                 (~~f~~g)          Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

                 (a)            Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under this Plan, references to "employment," "employed," etc. include Participants who are consultants of the Company or its Subsidiaries.

                 (b)           Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Common Shares Subject to the Plan

               (a)           Plan Limit. The maximum number of shares of Common Shares that may be awarded for all purposes under the Plan shall be the aggregate of:

                                 (i)           ~~2,000,000~~2,800,000 shares;

                                 (ii)           the number of shares ~~previously authorized but not reserved for options~~available for future awards under the Prior Plan as of the ~~date the Plan is approved; and~~Effective Date of original shareholder approval on June 29, 2004; and

                                 (iii)           any shares corresponding to an award, or portion thereof, under the Prior Plan that ~~are~~is forfeited or ~~expire~~expires for any reason without having been exercised or settled after the ~~date the Plan is approved~~Effective Date of original shareholder approval on June 29, 2004 (collectively, the "Plan Limit").

Shares issued upon exercise of Awards may be either authorized and unissued shares or shares held by the Company in its treasury.

                 (b)           Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of Common Shares that remain available for issuance under the Plan, the number of Common Shares corresponding to Awards under the Plan that are forfeited or expire for any reason without having been exercised or settled~~, the number of Common Shares tendered or withheld to pay the exercise price of an Award and the number of shares withheld from any Award to satisfy a Participant's tax withholding obligations~~ shall be added back to the Plan Limit and again be available for the grant of Awards.

                 (c)           Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to Common Shares available for Awards under the Plan:

                                 (i)          the maximum number of Common Shares that, in the aggregate, may be subject to ~~Discounted Options,~~ Restricted Share Units payable in Common Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares shall equal 400,000 shares; provided, however, that in no event shall the number of Common Shares subject to ~~Discounted Options and~~ Other Awards payable in Common Shares exceed 200,000 shares;

                                 (ii)         the maximum number of Common Shares that may be subject to Options granted to any Eligible Individual in any calendar year shall equal 200,000 shares, plus any shares which were available under this Section 5(c)(ii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards; and

                                 (iii)        the maximum number of Common Shares that may be subject to Restricted Share Units, Performance Share Units, Restricted Stock, Stock Appreciation Rights or Other Awards granted to any Eligible Individual in any calendar year shall equal 200,000 shares, plus any shares which were available under this Section 5(c)(iii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

6.	Awards in General

                 (a)           Types of Awards. Awards under the Plan may consist of Options, Restricted Share Units, Performance Share Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

                 (b)           Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

                 (c)           Minimum Vesting Requirements. All Awards shall be subject to the following minimum vesting requirements:

                                 (i)           An Award that is not intended to be "performance-based compensation" (as described below in Section 6(g)) shall vest or the restrictions applicable to such Award shall lapse, as the case may be, no sooner than a rate of thirty three and one-third percent (33 1/3%) per year on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant; provided, however, that the exercisability of any portion of an Award relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share~~; provided further, that in no event shall the number of Common Shares underlying all Awards granted to a member of the Board who is not an employee of the Company or its Subsidiaries that vest or with respect to which restrictions lapse, as the case may be, during any fiscal year of the Company exceed 6,000 Common Shares~~.

                                 (ii)           An Award that is intended to be "performance-based compensation" (as described below in Section 6(g)) shall vest or the restrictions applicable to such Award shall lapse, as the case may be, no sooner than twelve (12) months following the date of grant~~; provided further, that in no event shall the number of Common Shares underlying all Awards granted to a member of the Board who is not an employee of the Company or its Subsidiaries that vest or with respect to which restrictions lapse, as the case may be, during any fiscal year of the Company exceed 6,000 Common Shares~~.

Notwithstanding any of the foregoing, the Committee may, in its sole discretion, accelerate the vesting or the lapse of restrictions of an Award in the event of a Participant's termination of employment or a Change in Control of the Company in accordance with Section 6(d).

                 (d)           Termination of Employment and Change in Control. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. In connection with a Participant's termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

                 (e)           Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Common Shares, and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine.

                 (f)           Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

                 (g)           Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code. The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, net revenue, cash flow, operating margin, operating revenue, pre-tax income, pre-tax operating income, operating income growth, return on assets, total shareholder return, share price, return on equity, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable non-financial goals. Each Participant is assigned a Target Number payable if Performance Targets are achieved. If a Participant's performance exceeds such Participant's Performance Targets, Awards may be greater than the Target Number, but may not exceed 200% of such Participant's Target Number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result. In the event that all members of the Committee are not "outside directors" as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as "performance-based compensation" will be made by a subcommittee of the Committee consisting of two or more "outside directors" for purposes of Section 162(m) of the Code.

                 (h)           Awards to Non-Employee Directors. ~~The Committee may grant Awards to members~~Each member of the Board who ~~are~~is not ~~employees~~an employee of the Company or any of its Subsidiaries~~; provided, however, that the number of Common Shares underlying Awards granted to each non-employee director shall not exceed 30,000 Common Shares during any consecutive sixty (60)-month period; provided further, that the vesting requirements set forth in Section 6(c) above are satisfied.~~shall be granted:

                                 (i)           an Award for 30,000 Common Shares on the date of such director's first election to the Board, which Award shall vest or the restrictions applicable to such Award shall lapse, as the case may be, at the rate of 6,000 Common Shares per year on each of the first five (5) anniversaries of the date of grant, provided that the director is still a member of the Board on each such anniversary; and

                                 (ii)           an annual Award for 3,000 Common Shares on the date of such director's re-election or re-appointment to the Board, which Award shall vest or the restrictions applicable to such Award shall lapse, as the case may be, in accordance with Section 6(c) above, provided that the director is still a member of the Board on the date(s) referenced in Section 6(c).

Nothing in this Section 6(h) shall prevent additional grants of Awards to non-employee directors that also serve as consultants to the Company or any of its Subsidiaries or are executive officers of the Company.

7.	Terms and Conditions of Options

                 (a)           General. The Committee, in its discretion, may grant Options to eligible Participants subject to the terms and conditions herein and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

                 (b)           Exercise Price. The exercise price of an Option shall ~~be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant; provided, however, that the exercise price of an Option shall~~ not be less than 100% of the Fair Market Value per share on the date of grant ~~unless, subject to the limitations on Discounted Options set forth in Section 5(c)(i), the Committee elects to set the exercise price below Fair Market Value on the date of grant (or, if the exercise price is not fixed on the date of grant, on such date as the exercise price is fixed)~~. Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

                 (c)           Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

                 (d)           Incentive Stock Options. The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.	Terms and Conditions of Restricted Share Units and Restricted Stock

                 (a)           Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Individuals subject to the terms and conditions herein. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more Common Shares in consideration of the Participant's employment with the Company or any of its Subsidiaries. If and when the forfeiture provisions lapse, the Restricted Share Units shall become Common Shares owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the shares at the time of payment.

                 (b)           Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Individuals subject to the terms and conditions herein.  Each grant of Restricted Stock shall be subject to the terms, conditions and restrictions set forth in the applicable Award Document, which shall specify the conditions upon which are conditioned the grant, vesting or issuance of Restricted Stock and the purchase price of the Restricted Stock (if any).

9.	Terms and Conditions of Performance Share Units

The Committee is authorized to grant Performance Share Units to Eligible Individuals subject to the terms and conditions herein. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of Common Shares based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of Common Shares or cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the Common Shares as of the last day of the applicable Performance Period.

10.	Stock Appreciation Rights

                 (a)           General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms and conditions herein. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Common Shares for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per share on the date of grant ~~unless, subject to the limitations on Discounted Options set forth in Section 5(c)(i), the Committee elects to set the exercise price below Fair Market Value on the date of grant (or, if the exercise price is not fixed on the date of grant, on such date as the exercise price is fixed)~~. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Common Shares, or in a combination of cash and Common Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount. No Award of a Stock Appreciation Right shall extend beyond the tenth anniversary of its date of grant.

                 (b)           Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Common Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option ~~(which, in the case of a Stock Appreciation Right granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right)~~. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

11.	Other Awards

Subject to the terms and conditions herein, the Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof.

12.	Certain Restrictions

                 (a)           Transfers. Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section 12(a).

                 (b)           Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a). The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.	Recapitalization or Reorganization

                 (a)           Authority of the Company and StockholdersShareholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 (b)           Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5, including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14.	Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the 10th anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the 10th anniversary of the Effective Date.

15.	Effective Date

The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

16.	Amendment and Termination

Notwithstanding anything herein to the contrary, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof except as otherwise provided in Section 19, and no amendment which ~~(i)~~ increases the Plan Limit ~~or (ii) permits a reduction in the exercise price of Options or Stock Appreciation Rights under circumstances other than in connection with a transaction or event described in Section 13(b),~~ shall be effective without shareholder approval.

17.	Electronic Administration

Notwithstanding anything to the contrary contained in the Plan, Award Documents, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

18.	Miscellaneous

                 (a)           Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Common Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

                 (b)           No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

                 (c)           Section 16(b) of the Exchange Act. The Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

                 (d)           Section 162(m) of the Code.  The Plan is intended to comply in all respects with Section 162(m) of the Code.

                 (e)           Awards to Individuals Subject to Non-U.S. Jurisdictions. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such persons (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

                 (f)           Securities Law Restrictions. An Award may not be exercised or settled and no Common Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available. The Committee may require each Participant purchasing or acquiring Common Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Common Shares for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                 (g)           Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

                 (h)           Application of Funds. The proceeds received by the Company from the sale of Common Shares pursuant to Awards will be used for general corporate purposes.

                 (i)           Governing Law. The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York and without giving effect to principles of conflicts of laws.

                 (j)           No Employment Relationship. For purposes of this Plan, any Award Document or any applicable law, rule or regulation, under all circumstances consultants shall be independent contractors and not employees of the Company or any of its Subsidiaries, as applicable.  With respect to consultants, notwithstanding the last sentence of Section 4(a) or any similar concept embodied herein, nothing in this Plan or in any Award Document shall imply or create any employer-employee relationship between the Company or any of its Subsidiaries and any consultant (whether as an Eligible Individual,  Participant or otherwise), nor entitle such consultant to any rights or benefits otherwise available to employees of the Company or any of its Subsidiaries.

19.	Compliance with Code Section 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the applicable Award Documents shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1).  To the extent applicable, the Plan and Award Documents shall be interpreted and construed in compliance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary other than Section 16, in the event that the Board determines that any Award may be subject to Code Section 409A, the Board may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan and the applicable Award Documents or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

Appendix III

AMENDMENT TO SECTION 8.3 OF THE ARTICLES OF ASSOCIATION

A copy of Section 8.3 of the Articles of Association as it is proposed to be amended is set forth below.  Language added is underlined in bold, and language deleted appears stricken.

8.3
Save as set out in article 8.5, the directors shall be elected at a General Meeting of Shareholders by a plurality of votes cast, in person or by proxy, by the shareholders.  The number of persons constituting the whole Board of Directors shall be determined by a resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than six or more than fifteen. ~~shall be not less than seven nor more than fifteen, as fixed and elected by the General Meeting of Shareholders.  The number of persons constituting the whole Board of Directors shall, until changed at any succeeding General Meeting of Shareholder, be the number so fixed and elected.~~ Directors may be removed or suspended at any time by the General Meeting of Shareholders.  At any General Meeting of Shareholders at which action is taken to increase the number of the whole Board of Directors or to remove a director, or at any subsequent General Meeting of Shareholders, the shareholders may fill any vacancy or vacancies created by such action.

III-1

Appendix IV

AMENDMENT TO ARTICLE 14 OF THE ARTICLES OF ASSOCIATION

A copy of Article 14 of the Articles of Association as it is proposed to be amended is set forth below.  Language added is underlined in bold, and language deleted appears stricken.

ARTICLE 14
For the purpose of determining shareholders entitled to notice of and/or to vote at any General Meeting of Shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the Register shall be closed for a stated period not to exceed, in any case, sixty (60)~~fifty (50)~~ days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a General Meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60)~~fifty (50)~~ days and, in case of a General Meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a General Meeting of Shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any General Meeting of Shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

IV-1

[FORM OF PROXY CARD]

[FORM OF FACE OF PROXY CARD]
ORTHOFIX INTERNATIONAL N.V.

This Proxy is Solicited on Behalf of the Board of Directors of
Orthofix International N.V.

The undersigned hereby appoints Mr. Alan W. Milinazzo, Mr. Thomas Hein and Mr. Raymond C. Kolls and each of them, with the power of substitution attorneys, proxies of the undersigned to vote the number of Orthofix shares the undersigned would be entitled to vote if personally present at the annual general meeting of shareholders of Orthofix International N.V. ("Orthofix"), in Curacao, Netherlands Antilles, at 11:00 a.m., local time, on June 20, 2007 and at any adjournments thereof, for the transaction of such business as may come before the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 and 6.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, this proxy will be voted FOR proposals 1, 2, 3, 4, 5 and 6.

(continued and to be dated and signed on the reverse side.)

COMMENTS/ADDRESS CHANGE: PLEASE
MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
ORTHOFIX INTERNATIONAL N.V.
P.O. BOX 11144
NEW YORK, N.Y. 10203-0144

[FORM OF REVERSE OF PROXY CARD]

						FOR	AGAINST	ABSTAIN
/_/	Sign, Date and Return	/_/		2.	Proposal to approve	/_/	/_/	/_/
	the Proxy Card	Votes must be			amendment and restatement
	Promptly Using	indicated			of the Amended and
	the Enclosed Envelope	(x) in Black or Blue			Restated 2004 Long-Term
Incentive Plan.

1.	Election of the following persons to the:			3.	Proposal to approve	/_/	/_/	/_/
	Board of Directors				amendments to Section 8.3
of the Articles of
Association.

	FOR ALL NOMINEES /_/	WITHHOLD AUTHORITY /_/	EXCEPTIONS /_/	4.	Proposal to approve	/_/	/_/	/_/
amendments to Article 14
of the Articles of
Association.

	Nominees:	James F. Gero, Peter J. Hewett, Jerry C. Benjamin,		5.	Proposal to approve the	/_/	/_/	/_/
	Charles W. Federico, Guy J. Jordan, Thomas J. Kester,				balance sheet and
	Alan W. Milinazzo, Walter P. von Wartburg				income statement at and
	and Kenneth R. Weisshaar.				for the year ended
December 31, 2006.

	(INSTRUCTIONS: To withhold authority to vote for any individual			6.	Proposal to ratify the	/_/	/_/	/_/
	nominee, mark the "Exceptions" box and write that nominee's name				selection of Ernst &
	in the space provided below).				Young as the independent
registered public
	*Exceptions				accounting firm for
Orthofix and its subsidiaries
for the fiscal year ending
December 31, 2007.

PLEASE CHECK BOX IF YOU
INTEND TO BE PRESENT AT
MEETING.

COMMENT/ADDRESS CHANGE
Please mark this box if you
have written
comment/address change on
the reverse side

SCAN LINE

IMPORTANT: Please date this proxy and sign
exactly as your name appears hereon. Executors,
administrators, trustees, guardians and officers
signing in a representative capacity should give
full title. If Orthofix shares are held in more
than one capacity, this proxy will be deemed to
vote all Orthofix shares held in all capacities.

Date Share Owner sign here Co-Owner sign here